Exhibit 10.1

EXECUTION VERSION

RECEIVABLES SALE AGREEMENT

Dated as of March 21, 2012

Among

EACH OF THE PERSONS LISTED ON SCHEDULE I

AFFILIATED WITH

CHS/COMMUNITY HEALTH SYSTEMS, INC.

as the Originators,

and

COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION,

as the Collection Agent and the Authorized Representative

and

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

as the Buyer

i

ii

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Originators
SCHEDULE II	Condition Precedent Documents (Closing List)
SCHEDULE III	Legal Name, Jurisdiction of Organization, Organizational ID Number, Principal Place of Business, Chief Executive Office, Location of Records and Registered Names
SCHEDULE IV	[Intentionally Omitted]
SCHEDULE V	Specified Originators
SCHEDULE VI	Tax Liens
EXHIBITS
EXHIBIT A	Form of Assignment of Agreements
EXHIBIT B	Form of Originator Note
EXHIBIT C	Form of Business Associate Agreement
EXHIBIT D	Form of Monthly Report

iii

THIS RECEIVABLES SALE AGREEMENT, dated as of March 21, 2012 (as it may be amended, modified, supplemented or restated from time to time in accordance with the terms hereof, the “Agreement”), among:

(1)	EACH OF THE PERSONS LISTED ON SCHEDULE I AFFILIATED WITH CHS/COMMUNITY HEALTH SYSTEMS, INC., (each an “Originator” and, jointly and severally, the “Originators”);

(2)	COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION, a Delaware corporation (“Professional Services”), in its capacity as the initial Collection Agent hereunder (in such capacity, the “Collection Agent”) and the initial Authorized Representative hereunder (the “Authorized Representative”); and

(3)	CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Buyer”)

PRELIMINARY STATEMENTS.

WHEREAS, the Originators desire to sell, and the Buyer desires to purchase, all of each Originator’s right, title and interest in the accounts receivable originated by such Originator on the terms and conditions provided herein;

WHEREAS, the Collection Agent may from time to time, in accordance with the Documents and subject to the restrictions thereunder, perform servicing duties with respect to the Purchased Property;

IT IS AGREED as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“AccessOne Program Receivables” means any Receivable that is subject to, and has not been repurchased pursuant to the terms of, (i) that certain Amended and Restated Receivables Purchase Agreement, dated October 19, 2004, between QHG of South Carolina, Inc. and HRA Financial Services, Inc., (ii) that certain Amended and Restated Receivables Purchase Agreement, dated October 15, 2004, between Mary Black Health System LLC and HRA Financial Services, Inc., as amended, restated, supplemented or modified from time to time, (iii) that certain Amended and Restated Receivables Purchase Agreement, dated October 12,

2004, between QHG of Enterprise, Inc. and AccessOne Medcard, Inc., as amended, restated, supplemented or modified from time to time, (iv) that certain Amended and Restated Receivables Purchase Agreement, dated October 12, 2004, between Carlsbad Medical Center, LLC and HRA Financial Services, Inc., as amended, restated, supplemented or modified from time to time, (v) that certain Amended and Restated Receivables Purchase Agreement, dated October 13, 2004, between Lea Regional Hospital, LLC and HRA Financial Services, Inc., as amended, restated, supplemented or modified from time to time, or (vi) that certain Amended and Restated Receivables Purchase Agreement, dated October 15, 2004, between Las Cruces Medical Center, LLC and HRA Financial Services, Inc., as amended, restated, supplemented or modified from time to time.

“Addition” has the meaning assigned to that term in Section 9.14(a).

“Administrative Agent” means, Credit Agricole Corporate and Investment Bank, as administrative agent under the Loan Agreement.

“Affiliate” when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person.

“Aggregate Purchase Price” means, as of any Settlement Date, the aggregate Purchase Price with respect to all Receivables Purchased by Buyer from the Originators during the related Collection Period.

“Agreement” has the meaning assigned to that term in the Recitals.

“Allocable Share” means, with respect to each Originator on any Settlement Date, an amount equal to the Total Amount Owed to such Originator on such Settlement Date divided by the aggregate of the Total Amount Owed to all Originators on such Settlement Date.

“Applicable Law” means, as to any Person, all statutes, laws, ordinances, rules, and regulations of any Governmental Entity, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Assignment of Agreements” means that certain Assignment of Agreements, dated as of the Closing Date, among the Buyer, the Company and the Administrative Agent in the form attached hereto as Exhibit A, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

“Authorized Representative” has the meaning assigned to that term in Section 9.13(b).

“Bad Debt Reserve” means the allocable portion of the bad debt reserve on the books and records of the Originators as established and allocated from time to time by the Originators and the Collection Agent in their sole discretion with respect to the Receivables included in a Purchase.

“Bankruptcy Law” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.) as amended from time to time, or any successor statute, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable U.S. jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means, on any day, a fluctuating rate of interest per annum equal to the higher of (i) the per annum rate of interest equal to the PRBKCHMN Index as published by Bloomberg (or other commercially available source designated by the Administrative Agent) and (ii) 0.50% per annum above the Federal Funds Rate.

“Business Associate Agreement” means an agreement in substantially the form of Exhibit C.

“Business Day” means a day of the year other than a Saturday or a Sunday on which banks are required to be open in New York City.

“Buyer” has the meaning assigned to that term in the Recitals.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date), shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent, (b) a majority of the seats (other than vacant seats) on the board of directors of the Parent shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Parent, nor (ii) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to the Parent, the Buyer or the Collection Agent (if it is an Affiliate of the Buyer, any Originator or the Parent) shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which such Person is a party (other than, under any indenture or agreement in respect of Material Indebtedness assumed in connection with a permitted acquisition or any change in control triggered by the permitted acquisition pursuant to which such Material Indebtedness was assumed), or (d) the Parent shall cease to own, directly or indirectly, beneficially and of record, (i) 100% of the issued and outstanding equity interests of the Buyer, any Originator (other than the Specified Originators) or the Collection Agent (if it is an Affiliate of the Buyer, any Originator or the Parent), or (ii) the percentage of the issued and outstanding equity interests of any Specified Originator listed on Schedule V hereto or such other percentage that is not less than 5% below such percentage listed on Schedule V.

“CHS” means CHS/Community Health Systems, Inc., a Delaware corporation.

“Closing Date” means March 21, 2012.

“CMS” means the Centers for Medicare and Medicaid Services of the United States Department of Health and Human Services.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor and the regulations promulgated and rulings issued thereunder.

“Collection Account” means an account that is (i) maintained at a bank or other financial institution in the name of an Originator for the purpose of receiving Collections and (ii) subject to the Deposit Account Notification Agreement (Government Healthcare Receivables).

“Collection Account Bank” means a bank or other financial institution holding one or more Collection Accounts, which on the Closing Date shall be Bank of America, N.A.

“Collection Agency Receivable” means a Receivable that has been referred to a third party secondary collection agency by the Collection Agent.

“Collection Agent” means, at any time, the Person or Persons then authorized pursuant to Article VI to service, administer and collect Receivables, initially Professional Services, in such capacity.

“Collection Date” means the date following the Termination Date on which the aggregate Outstanding Balance of all Purchased Receivables (other than Purchased Receivables which have not been paid as a result of an Insolvency Proceeding with respect to an Obligor) has been reduced to zero and the Buyer has received all other amounts due to it in connection with this Agreement or any other agreement executed pursuant hereto or in connection herewith.

“Collection Period” means a calendar month.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including insurance payments under any insurance policy and all cash proceeds of the Related Security with respect to such Receivable.

“Company” means CHS Receivables Funding, LLC, a Delaware limited liability company.

“Concentration Account” means an account, subject to the Control Agreement and maintained in the name of the Company at the Concentration Account Bank for the purpose of receiving transfers from the Collection Accounts and for transacting all banking activities in accordance with the Facility Documents.

“Concentration Account Bank” means Bank of America, N.A. or, with the prior written consent of the Administrative Agent, another bank or financial institution.

“Contract” means an insurance policy, contract or other instrument obligating an Obligor to make payment with respect to a Receivable.

“Contractual Allowances” means, with respect to any Receivable, an amount set forth in the Monthly Report and approved by the Administrative Agent by which such Receivable, consistent with the applicable Originator’s historical collection experience, is expected to be reduced prior to payment thereof by the Obligor, as such amount may be adjusted, upwards or downwards, in the manner set forth in the Loan Agreement.

“Contribution Agreement” means that certain Receivables Purchase and Contribution Agreement dated as of the date hereof, among the Transferor, the Company and the Collection Agent, together with all instruments, documents and agreements executed by any of the Originators in connection therewith, in each case, as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms thereof and hereof.

“Control Agreement” means (a) that certain Deposit Account Control Agreement, dated as of the Closing Date, among the Company, the Administrative Agent and Bank of America, N.A., as the Concentration Account Bank, and (b) each other Deposit Account Control Agreement entered into among the Company, the Administrative Agent and a Concentration Account Bank, in each case in form and substance satisfactory to the Administrative Agent, as each such agreement may be amended, modified, supplemented or restated in accordance with its terms and the terms hereof.

“Credit and Collection Policy” means the credit, contracting and collection policies and practices relating to Contracts and Receivables of the Originators previously provided to each Managing Agent, as modified in compliance with Section 6.02(c) of this Agreement and provided to or accessible to each Managing Agent in electronic format.

“Critical Accounting Policy” means the “Critical Accounting Policy” (as such term is defined in the annual report on Form 10-K of the Parent).

“Debt” of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services beyond ordinary course of business payment terms for trade payables, (d) obligations secured by a valid Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above.

“Defaulted Receivable” means a Receivable:

(a) as to which, as of the date that is 150 days after the Last Service Date, the amount paid thereon is less than the Expected Net Value of such Receivable (other than as a result of a miscalculation by the Collection Agent of Contractual Allowances),

(b) as to which the Obligor thereof is currently the subject of an Insolvency Proceeding, or

(c) which, consistent with the Credit and Collection Policy, has been or should be written off the Buyer’s or an Originator’s books as uncollectible.

“Delinquent Receivable” means a Receivable, other than a Defaulted Receivable, as to which, as of the date that is 120 days after the Last Service Date, the amount paid thereon is less than the Expected Net Value of such Receivable (other than as a result of a miscalculation by the Collection Agent of Contractual Allowances).

“Deposit Account Notification Agreement (Government Healthcare Receivables)” means (a) that certain Deposit Account Notification Agreement (Government Healthcare Receivables), dated as of the Closing Date, among the Originators, the Administrative Agent, the Collection Account Bank and, solely for purposes of Section 11 thereof, CHS, and (b) each other agreement entered into by one or more Originators, the Administrative Agent and a Collection Account Bank providing for, among other things, standing revocable instructions by such Originators to transfer Collection Account funds to a Concentration Account and notification to the Administrative Agent of any change in such instructions, in each case in form and substance satisfactory to the Administrative Agent, as such agreement may be amended, modified, supplemented or restated in accordance with its terms and the terms hereof.

“Distributed Funds” has the meaning assigned to that term in Section 2.03(a).

“Documents” means this Agreement, the, Contribution Agreement, the Loan Agreement, the Originator Documents, the Facility Documents, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Eligible Obligor” means, at any time, an Obligor which is:

(a) not an Affiliate of the Company, CHS or any Originator;

(b) a resident of the United States;

(c) not the Obligor of Defaulted Receivables having an Expected Net Value in an aggregate amount of 25% or more of the aggregate Expected Net Value of all Receivables of such Obligor;

(d) not the subject of any Insolvency Proceeding; and

(e) an Insurer or a Governmental Entity.

For the avoidance of doubt, an Obligor that is ineligible pursuant to two or more clauses above shall be counted as ineligible under this Agreement once, without duplication.

“Eligible Receivable” means, at any time, a Receivable:

(a) the Obligor of which is an Eligible Obligor;

(b) which is not a Delinquent Receivable, a Defaulted Receivable or a Collection Agency Receivable;

(c) which (i) is an “account”, including a health-care-insurance receivable, or a general intangible within the meaning of the UCC and is not evidenced by any instrument or chattel paper, (ii) unless it is an Unbilled Receivable, has been invoiced by the applicable Originator and as to which all performance and other action required to be taken in connection therewith by the applicable Originator (and, if applicable, the Company) for the Obligor has been so performed or taken, (iii) is denominated and payable only in U.S. Dollars, (iv) that has not been compromised in any manner that would reduce the amount payable with respect thereto in any manner not reflected in the Total Reserves or the Contractual Allowances with respect thereto (including by extension of time of payment) and, in any event, is payable in an amount approximating its Expected Net Value by the Obligor or Obligors identified by the applicable Originator in its records as being obligated to do so, (v) is net of any deductible limitations, commissions, fees, or other discounts, (vi) is based on an actual and bona fide rendition of services or sale of goods to the patient by the applicable Originator in the ordinary course of business, (vii) to the extent required under Applicable Law, is subject to a Patient Consent Form executed by the applicable patient, and (viii) satisfies all applicable requirements of, and, in the case of Receivables owed by Governmental Entities or Insurers, was originated and processed in accordance with, the Credit and Collection Policy or the Critical Accounting Policy, as applicable, and the billing requirements of the applicable Obligor except in any Immaterial Respect;

(d) which is payable in an amount at least equal to its Expected Net Value by the Obligor or Obligors identified by the applicable Originator in its records as being obligated to do so;

(e) the Originator of which (i) is not the subject of any Insolvency Proceeding and (ii) has not been the subject of a Removal;

(f) which is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor thereof (except for statutory rights of Governmental Entities that are not pending or threatened) unless, in the case of a Receivable from a Governmental Entity, Medicare/Medicaid Cost Report Liability Reserves have been established with respect thereto in an amount in compliance with the Critical Accounting Policy and otherwise reasonably satisfactory to the Administrative Agent;

(g) which is not based on any cost report settlement or expected settlement due from any Governmental Entity;

(h) the invoice for the goods and services constituting the basis for which, has been prepared, delivered and is in a form such that, after application of all relevant Contractual Allowances adjustments have been applied to such Receivable and the invoiced balance thereunder, the expected payments for the invoiced goods and services will be in an amount approximating the Expected Net Value of such Receivable;

(i) the financing of which hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of the Buyer or any Originator;

(j) the assignment of which (including the grant of a perfected security interest therein and the assignment of any Related Security) does not contravene or conflict in any material respect with any Applicable Law or any contractual or other restriction, limitation or restriction with regard to confidentiality;

(k) the Obligor with respect to which has been directed to make payments on such Receivable to a Lock-Box or Collection Account;

(l) the Contract with respect to which, (i) together with such Receivable, does not contravene in any material respect any Applicable Law (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such Applicable Law in any material respect, (ii) does not contain any provision prohibiting the grant of a Lien in such payment obligation from the patient to the Originator, from the Originator to the Buyer, from the Buyer to the Company or from the Company to the Administrative Agent, (iii) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Obligor, and (iv) was in full force and effect and applicable to the customer or patient at the time the goods or services constituting the basis for such Receivable were sold or performed;

(m) with respect to which no consents by any third party to the grant of a security interest therein are required other than consents previously obtained in writing by the applicable Originator;

(n) as to which the Administrative Agent has not notified the Company and the Collection Agent that the Administrative Agent has determined, in its reasonable business judgment exercised in good faith, that the inclusion of such Receivable (or class of Receivables (other than Medicare or Medicaid)) would have a material adverse effect on the program;

(o) (i) which, prior to the grant of an interest therein pursuant to this Agreement, is owned by the applicable Originator free and clear of any Lien (other than Permitted Liens), and (ii) with respect to which, from and after the grant of an interest therein pursuant to this Agreement, the Buyer has a properly perfected first priority security interest therein, free and clear of any Lien (other than Permitted Liens) which has been assigned to the Administrative Agent, who has a properly perfected first priority security interest therein, free and clear of any Lien (other than Permitted Liens);

(p) which is not an Ineligible Receivable;

(q) which, if it is an Unbilled Receivable, is not within 10 days of the statutory limit for billing and collection applicable to the Obligor thereof and is not aged more than 30 days from its Last Service Date;

(r) except for an Unbilled Receivable, all information set forth in the bill and supporting claim documents with respect to which is true, complete and correct except in any Immaterial Respect, and, in all cases, if additional information is requested by the Obligor, the Collection Agent (or related Originator) has or will promptly provide (or cause to be provided) the same, and if any error has been made with respect to such information, the Collection Agent (or related Originator) will promptly correct the same and, if necessary, rebill such Receivable;

(s) with respect to which the Originator’s Medicare or Medicaid cost reports have been examined and audited or “final settled” or for which a Notice of Program Reimbursement (“NPR”) has been issued by (i) as to Medicaid, the applicable state agency or other CMS designated agent or agents of such state agency, charged with such responsibility, or (ii) as to Medicare, the Medicare intermediary or other CMS designated agents charged with such responsibility, and there is no basis for any Governmental Entity to assert an offset with respect to such Receivable, including as the result of any unpaid amounts, with respect to any audit, financial settlement or NPR, except to the extent covered by Medicare/Medicaid Cost Report Liability Reserves; and

(t) is not an AccessOne Program Receivable.

For the avoidance of doubt, (i) a Receivable or portion of a Receivable that is ineligible pursuant to two or more clauses above shall be counted as ineligible under this Agreement once, without duplication, and (ii) so long as no Termination or Event of Termination is continuing, an Eligible Receivable that becomes ineligible under any clause hereunder may be resubmitted as an Eligible Receivable at a future date if and to the extent all qualifications under this definition are satisfied as of the date of resubmission (including curing the basis for the initial determination of ineligibility hereunder).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a failure by any Plan to meet the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Parent or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Parent or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Parent or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Parent or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Parent or any of the subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Parent or any such subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Parent or any subsidiary.

“Event of Termination” has the meaning assigned to that term in Section 7.01.

“Expected Net Value” means, with respect to any Receivable, the sum of (a) the gross unpaid amount of such Receivable on the date of creation thereof minus (b) all Contractual Allowances with respect to such Receivable.

“Facility Documents” has the meaning set forth in the Loan Agreement.

“Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“GAAP” means the generally accepted accounting principles in the United States in effect from time to time including, at any time after the adoption thereof in the United States, the generally accepted accounting standards from time to time developed and approved by the International Accounting Standards Board.

“Governmental Entity” means the United States of America, any state thereof, any political subdivision of a state thereof and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government. Payments from Governmental Entities will be deemed to include payments governed under the Social Security Act (42 U.S.C. §§ 1395 et seq.), including payments under Medicare, Medicaid and TRICARE/CHAMPUS, and payments administered or regulated by CMS; provided that for purposes of the definition of “Eligible Obligor”, Governmental Entities with respect to Medicaid-related and Medicare-related Receivables shall be treated as separate entities in the manner identified in the Monthly Report.

“Healthcare Laws” means all applicable statutes, laws, ordinances, rules, and regulations of any Governmental Entity with respect to regulatory matters primarily relating to patient healthcare, healthcare providers, and healthcare services (including Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. § 1320a 7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” HIPAA and the Social Security Act, as amended, Section 1877, 42 U.S.C. § 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute”).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191, the Privacy Standards, the Security Standards, and the Privacy provisions (Subtitle D) of the Health Information Technology for Economic Clinical Health Act, Division A, Title XIII of Pub. L. 111-5, and its implementing regulations.

“Immaterial Respect” means, with respect to (1) any eligibility criteria relating to the Purchase of a Receivable, any non-compliance with such eligibility criteria that does not result in (i) the diminution in any amount whatsoever (x) in the timely payment or, (y) in the amount of Purchase Price of such Receivable, or (ii) the impairment exclusion, elimination or limitation of any material rights, remedies or benefit that otherwise would be available to obtain Collections on such Receivable, or (2) any representation or warranty hereunder, any breach of a representation or warranty that does not result in (i) the diminution in any amount whatsoever (x) in the timely payment or, (y) in the amount of Purchase Price of the Purchased Receivables, or (ii) the impairment exclusion, elimination or limitation of any material rights, remedies or benefit that otherwise would be available to obtain Collections on the Purchased Receivables.

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01.

“Indemnified Parties” has the meaning assigned to that term in Section 8.01.

“Ineligible Receivable” means a Receivable on the books and records of an Originator in one of the following financial classes from the list of all financial classes categorized by the Originators set forth on the schedule of financial classes provided to the Buyer on the Closing Date: (i) Early-Out Blue Cross, (ii) Early-Out HMO/PPO, (iii) Early-Out Other Insurance, (iv) Champus, (v) Workers Comp., (vi) Other Governmental, (vii) Schip Standards, (viii) Schip Nonstandard, (ix) Industrial, (x) Auto Insurance Liability, or (xi) Other Non-Government.

“Initial Purchase” means the initial Purchase made by the Buyer hereunder.

“Initial Purchase Date” means March 26, 2012 or the first date thereafter on which all of the conditions precedent specified in Sections 3.01 and 3.02 have been satisfied.

“Insolvency Proceeding” means, with respect to any Person, any of the following events: (a) any proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, dissolution, stay of proceedings, arrangement, adjustment, protection, relief, or composition of it or its debts under any Bankruptcy Law or (b) any proceeding shall be instituted against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, stay of proceedings, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Bankruptcy Law, and such proceeding shall remain unstayed for a period of 60 days, or the requested adjudication, relief or other action sought thereby shall have been made, granted or taken.

“Insurer” means any Person (other than a Governmental Entity) which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as the Blue Cross, Blue Shield entities), employers or unions which self insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations, health maintenance organizations or any other similar Person. “Insurer” includes insurance companies issuing health, personal injury, workers’ compensation or other types of insurance but does not include any individual guarantor.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Last Service Date” means, with respect to any Receivable, the date on which the related patient was discharged from the care of the applicable Originator.

“Lenders” has the meaning set forth in the Loan Agreement.

“Lien” means a lien, assignment, mortgage, pledge, hypothecation, privilege, title retention, security interest, charge, hypothec, encumbrance or other right or claim of any Person.

“Loan Agreement” means that certain Receivables Loan Agreement, dated as of March 21, 2012, among the Buyer, Professional Services, in its capacity as Collection Agent, the Lenders party thereto from time to time, the Managing Agents party thereto from time to time and Credit Agricole Corporate and Investment Bank, as Administrative Agent, as such agreement may be amended, modified, supplemented or restated in accordance with its terms.

“Lock-Box” means a post office box to which Collections are remitted for retrieval by a Collection Account Bank and deposited by such Collection Account Bank into a Collection Account.

“Managing Agent” has the meaning set forth in the Loan Agreement.

“Material Adverse Effect” means a material adverse change since December 31, 2011 in, or a material adverse effect upon, (a) the operations, business, properties or financial condition of (i) the Originators taken as a whole, or the Collection Agent or (ii) the Parent and its subsidiaries, taken as a whole, (b) the ability of the Collection Agent, the Parent, CHS or any Material Originator to perform in any material respects their respective obligations under this Agreement or any other Document to which it is a party, or (c) (i) the legality, validity, binding effect or enforceability of any Document, or (ii) the perfection or priority of any ownership interest granted under any of the Documents (other than with respect to an immaterial amount of Purchased Property and which the applicable Originator, Collection Agent or CHS is diligently disputing by appropriate proceedings).

“Material Indebtedness” means any Debt (other than any Debt incurred under the Documents) of any one or more of the Parent, CHS, the Collection Agent or any Originator in an aggregate principal amount exceeding $50,000,000.

“Material Originator” means, as of any date of determination, any Originator or group of Originators, collectively, the Receivables of which constitute at least 7.5% of the average of the Net Receivables Balances determined as of the last day of each of the three consecutive Collection Periods occurring immediately prior to such date of determination.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and any statutes succeeding thereto.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. § 1395 et seq.) and any statutes succeeding thereto.

“Medicare/Medicaid Cost Report Liability Reserve” has the meaning set forth in the Loan Agreement.

“Monthly Distributed Funds” has the meaning assigned to that term in Section 2.03(a).

“Monthly Report” means a report, in substantially the form of Exhibit D, executed by a Responsible Officer of the Collection Agent and furnished to the Administrative Agent and each Managing Agent pursuant to Section 2.03.

“Monthly Report Due Date” means, with respect to any Collection Period, the 20th day of the calendar month following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is contributed to by the Buyer or with respect to which the Buyer has any liability (including on behalf of any ERISA Affiliate).

“Net Receivables Balance” has the meaning set forth in the Loan Agreement.

“Noncomplying Receivable” means any Receivable with respect to which the Authorized Representative has received notice from the Buyer or the Collection Agent (or following a Termination or Event of Termination, the replacement Collection Agent) that such Receivable was included in calculations contained in the most recently delivered Monthly Report as an Eligible Receivable that was not an Eligible Receivable as of the date purchased hereunder or that an Originator otherwise breached any representation, warranty or covenant made with respect to such Receivable hereunder when purchased.

“Noncomplying Receivable Portion” means, with respect to any Noncomplying Receivable, the portion of such Receivable that has caused such Receivable to be classified as a Noncomplying Receivable (whether due to a dispute, discount, deduction, claim, offset, defense or counterclaim of any kind relating to such Receivable or any other performance related or contractual dilution affecting such Receivable, including, without limitation, product quality, warranties, setoffs, deductions, discounts, rebates, incentive programs and adjustments) such that, if such amount is paid to the Buyer pursuant to Section 2.03(b), the remaining Outstanding Balance of such Receivable shall constitute an Eligible Receivable in all respects.

By way of example, if the Buyer purchased a Receivable hereunder with an Expected Net Value of $1,100,000 and, by virtue of clerical error, the Expected Net Value was overstated by $100,000 (i.e., the Expected Net Value as of the Purchase Date was in fact $1,000,000), the Noncomplying Receivable Portion of such Receivable is equal to $100,000.

“Noncomplying Receivables Adjustment” means, with respect to any Collection Period, an amount equal to the aggregate of, with respect to each Receivable which the Collection Agent or the Buyer (or its assigns) has identified to the Authorized Representative as a Noncomplying Receivable during such Collection Period, either (i) as of any date prior to the Termination Date that no Termination or Event of Termination is outstanding, the Noncomplying Receivable Portion of each such Receivable, and (ii) in all other circumstances, the Outstanding Balance of each such Receivable.

“Notice” means such notice letter or form delivered by an Originator to an Obligor directing such Obligor to make payments on Receivables solely into a Collection Account.

“NPR” has the meaning assigned to that term in clause (s) of the defined term “Eligible Receivable”.

“Obligor” means an Insurer, Governmental Entity or other Person, as applicable who is responsible for the payment of all or any portion of a Receivable.

“Originator” and “Originators” has the meaning assigned to that term in the Recitals.

“Originator Documents” means this Agreement, the Control Agreement, the Deposit Account Notification Agreement (Government Healthcare Receivables) and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Originator Loan” has the meaning assigned to that term in Section 2.03(c)(i).

“Originator Notes” means the subordinated promissory notes, each of which is (i) payable to the Authorized Representative as the paying agent for one or more Originators and (ii) is substantially in the form of Exhibit B attached hereto.

“Outstanding Balance” of any Receivable at any time means (x) the Expected Net Value of such Receivable, minus (y) the aggregate amount of (i) all Collections received in the Concentration Account with respect to such Receivable, and (ii) all Noncomplying Receivables Adjustment with respect to such Receivable that have been applied or paid in accordance with Section 2.03.

“Parent” means Community Health Systems, Inc., a Delaware corporation.

“Parent Credit Agreement” means that certain Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, and February 2, 2012, and as further amended by the Replacement Revolving Credit Facility and Incremental Term Loan Assumption Agreement dated as of March 6, 2012, among CHS, as borrower, the Parent, the lenders party thereto, and Credit Suisse AG, as administrative agent and as collateral agent for the lenders, as such agreement may be further amended, modified, supplemented or restated from time to time in accordance with its terms.

“Patient Consent Form” means a form signed by each patient for which a Receivable has been or will be created: (i) with respect to Receivables originated on or prior to June 30, 2012, that is in form and substance consistent in all material respects with those forms used by the applicable Originator in the ordinary course of its business, and (ii) with respect to Receivables originated after June 30, 2012, that is in form and substance in compliance with Applicable Law to permit an Originator to disclose certain demographic and health information with respect to each patient to the Originator’s servicing agents and by such servicing agents and to any other Person (including the Administrative Agent and any Collection Agent) in the manner required or otherwise contemplated under the Facility Documents.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Liens” means (a) liens for taxes, fees, assessments and other governmental charges that are not delinquent and in respect of which adequate reserves have been established, (b) any Lien created by or in connection with any Facility Document, (c) Liens created by or in connection with the Parent Credit Agreement which, by their terms, do not attach to Purchased Receivables or any rights, title or interest in or to any of the Documents, except that the Originator Notes may be pledged to the extent required by the Parent Credit Agreement, and (d) Liens (i) which do not interfere in any material respect with the business of any Originator, or (ii) arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by an Originator, in each case under this clause (d), which do not secure any Debt.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, sponsored, maintained or contributed to by the Parent or an Originator, with respect to an Originator or Parent has any liability (including on behalf of any ERISA Affiliate).

“Professional Services” has the meaning assigned to that term in the Recitals.

“Purchase” means a purchase of Purchased Property by the Buyer from an Originator pursuant to Section 2.01.

“Purchase Date” has the meaning assigned to that term in Section 2.01(a).

“Purchase Price” means, with respect to any Purchase on any date, the aggregate Expected Net Value of the Receivables included in such Purchase minus the Bad Debt Reserve.

“Purchased Property” means (i) all outstanding Receivables sold or intended to be sold under this Agreement, (ii) all Related Security relating to such Receivables and (iii) all Collections with respect to, and other proceeds of such Receivables.

“Purchased Receivable” means any Receivable included in the Purchased Property.

“Receivables” means all accounts (including health-care-insurance receivables), instruments and general intangibles, whether now existing or hereafter arising, and all proceeds of any of the foregoing, in each case, consisting of rights of payment arising out of the rendition of medical, surgical, diagnostic or other professional medical services or the sale of medical products by an Originator in the ordinary course of its business, including all third-party reimbursable portions or third-party directly payable portions of health-care-insurance receivables or general intangibles owing (or in the case of Unbilled Receivables, to be owing) by an Obligor, including all rights to reimbursement under any agreements with and payments from Obligors, patients or other Persons, together with all books, records, ledger cards, rights to access and use data processing records, rights to use computer software, and other property at any time used or useful in connection with, evidencing, embodying, referring to, or relating to any of the foregoing.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, rights to access and use data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

“Related Removals” means all proposed Removals of Originators made in connection with one or more Originators being party to or the subject of a transaction or series of related transactions (such as merger, sale or lease transactions).

“Related Security” means with respect to any Receivable:

(a) all of the applicable Originator’s interest in the merchandise (including returned, repossessed or foreclosed merchandise), if any, relating to the sale which gave rise to such Receivable;

(b) all other Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(c) the assignment to the Buyer of all UCC financing statements or similar documents covering any collateral securing payment of such Receivable;

(d) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(e) all Records; and

(f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, securities accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

“Removal” has the meaning assigned to that term in Section 9.14(b).

“Responsible Officer” means, with respect to any Person, its president, company controller, vice president, treasurer or chief financial officer designated by resolution of such Person as being authorized to deliver notices, reports and certificates under this Agreement.

“Revolving Principal Balance” has the meaning set forth in the Loan Agreement.

“Servicer Termination Event” means the occurrence of any of the following:

(a) any Event of Termination;

(b) any withdrawal by the Collection Agent from a Collection Account or the Concentration Account in contravention of or otherwise not in accordance with the terms of this Agreement or any other Facility Document;

(c) any failure on the part of the Collection Agent duly to comply in any material respect with any of its duties, covenants or obligations hereunder, as “Collection Agent” under this Agreement, the Contribution Agreement, the Loan Agreement or under any Document, any Contract, any Applicable Law with respect to any Receivable, or under the standards, duties and obligations set forth in the Credit and Collection Policy, in each case, as determined by the Buyer (or its assigns) in the exercise of its reasonable commercial judgment, which failure shall continue uncured or unwaived for a period of 10 days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such failure shall have been given to the Collection Agent by the Buyer or its assigns, and (y) the date on which a Responsible Officer of the Collection Agent acquires knowledge thereof;

(d) the Collection Agent agrees to or otherwise permits to occur any material change in the Credit and Collection Policy that is not in compliance with Section 6.02(c);

(e) Professional Services (if then acting as Collection Agent) assigns its rights or obligations as “Collection Agent” hereunder to any Person without the consent of the Administrative Agent and the approval of each Managing Agent (as required by Section 6.01);

(f) any financial or other information reasonably requested by the Administrative Agent or any Managing Agent is not provided as requested within a reasonable amount of time following such request; or

(g) any representation or warranty made or deemed made by the Collection Agent or any of its officers under or in connection with this Agreement or any other Facility Document shall have been false, incorrect or misleading in any material respect when made or deemed made.

“Servicing Fee” means a fee payable by the Buyer to the Collection Agent on each Payment Date equal to 1.0% per annum on the aggregate Purchase Price of the Purchased Receivables outstanding during the immediately preceding calendar month, payable solely from available Collections.

“Settlement Date” means, with respect to each Purchase, the Monthly Report Due Date covering the monthly period in which the related Purchase Date occurred.

“Specified Originators” means the Originators listed on Schedule V, which Schedule also sets forth the percentage ownership of the issued and outstanding equity interests of each such Originator that is held by CHS and its subsidiaries as of the date hereof.

“Termination” means any event or circumstance that but for notice or lapse of time or both would constitute an Event of Termination.

“Termination Date” means the date on which the Originators’ obligation to sell and the Buyer’s obligation to purchase Receivables hereunder terminates, which date shall occur on the earliest of (i) the delivery of a Termination Declaration Notice, (ii) the occurrence of any event described in clause (i)(B) or clause (i)(C) of Section 7.01(f), (iii) the occurrence of any event described in Section 7.01(d) and (iv) the date on which all amounts payable under the Documents have been paid in full and all commitments under the Documents have been terminated.

“Termination Declaration Notice” has the meaning assigned to that term in Section 7.01.

“Total Amount Owed” means, with respect to an Originator on any given Settlement Date, the sum of the principal amount owed to such Originator under the applicable Originator Note on the preceding Settlement Date (after all distributions and payments on such date) and the aggregate Expected Net Value of Receivables transferred by such Originator to the Buyer during the Collection Period related to the given Settlement Date.

“Total Reserves” has the meaning set forth in the Loan Agreement.

“Transferor” means CHS in its capacity as the Transferor under the Contribution Agreement.

“TRICARE/CHAMPUS” means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC §§ 1071-1106, and all regulations promulgated thereunder including (1) all federal statutes (whether set forth in 10 USC §§ 1071-1106 or elsewhere) affecting TRICARE/CHAMPUS, and (2) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement, and other guidelines of all Governmental Entities (including the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of TRICARE/CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

“Trigger Event” has the meaning set forth in the Loan Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unbilled Receivable” means a Receivable in respect of which the goods have been shipped, or the services rendered, to the relevant customer or patient, rights to payment thereon have accrued, but the invoice has not been rendered to the applicable Obligor.

“United States” or “U.S.” means the United States of America.

“U.S. Dollars” or “US $” means the lawful currency of the United States.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Other Terms. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein are used herein as defined in such Article 9. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa. The words “including”, “included” and words of similar impact are not limiting.

SECTION 1.03. Accounting Terms and Principles. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all accounting determinations required to be made pursuant hereto and all financial statements prepared hereunder shall, unless expressly otherwise provided herein, be made in accordance with GAAP. If there occurs after the date hereof any change in GAAP that affects in any respect the calculation of any financial ratio or covenant, the Originators and the Buyer and its assigns shall negotiate in good faith any amendment required in this Agreement with the intent of having the respective positions of the Originators and the Buyer after such change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, all calculations shall be made as if no change in GAAP has occurred.

SECTION 1.04. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

ARTICLE II

AMOUNTS AND TERMS OF THE PURCHASES.

SECTION 2.01. Agreement to Purchase.

(a) On the Initial Purchase Date and on each Business Day after the Initial Purchase until the Termination Date (each, a “Purchase Date”), on the terms and conditions hereinafter set forth, and without recourse to the Originators (except to the extent specifically provided herein), each of the Originators hereby offers to sell to the Buyer and, upon satisfaction of the applicable conditions set forth in Article III, each of the Originators does hereby sell and the Buyer does hereby purchase from each of the Originators on such Purchase Date all Receivables owned by such Originator as of the close of business on the immediately preceding Business Day (other than any AccessOne Program Receivables originated prior to the date that is 30 days after the Closing Date) which have not been previously sold to the Buyer hereunder, together with all of the Related Security relating to such Receivables and all Collections with respect to and other proceeds of such Receivables.

(b) The Buyer shall convey to the Authorized Representative, for the benefit of the Originators, the Purchase Price in respect of each Purchase, which shall be conveyed in the manner provided in Sections 2.02 and 2.03.

(c) Effective on each Purchase Date hereunder, the Buyer shall own the Purchased Property that was sold by the Originators to the Buyer on such Purchase Date, and the Originators shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Purchased Property.

(d) It is the intention of the parties hereto that each Purchase of Receivables to be made hereunder shall constitute a “sale of accounts,” as such term is used in Article 9 of the UCC of the State of New York, and not a loan secured by such accounts. Each sale of Receivables by an Originator to the Buyer is made without recourse; provided, however, that

(i) the Originators shall be jointly and severally liable to the Buyer for all representations, warranties and covenants made by any Originator pursuant to the terms of this Agreement, (provided, that the liability of the Specified Originators shall be limited to representations, warranties and covenants relating to the Purchased Property of each such Specified Originator), and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Purchased Property, or any other obligations of any Originator. In view of the expressed intention of the parties hereto that the Purchases of Receivables to be made hereunder shall constitute a sale of such Receivables, each Originator agrees to note on its financial statements that the Receivables have been sold to the Buyer to the extent other treatment in the financial statements is not required by GAAP. If at any time contrary to the mutual intent of the Originators and the Buyer a court characterizes the transactions hereunder as loans by the Buyer to the Originators, then each of the Originators shall, effective as of the date hereof, be deemed to have granted (and each Originator hereby does grant) to the Buyer a first priority security interest in all of its right and title to and interest in all Purchased Property and the proceeds thereof as security for such loans and for the repayment of all amounts advanced to the Originators hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

(e) In no event does any Originator pledge, sell or offer to sell, nor does the Buyer obtain a security interest, purchase or offer to purchase from any Originator, any account, general intangible, instrument, license, property right, permit or any other contract or agreement to which such Originator is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest or such sale shall constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Originator therein, or (y) a violation of a valid and enforceable restriction in respect of such account, general intangible, instrument, license, property right, permit or any other contract or agreement or other such rights (1) in favor of a third party or (2) under any Applicable Law; provided, however, that such security interest shall attach, or such sale shall be consummated, immediately at such time as the condition causing such abandonment, invalidation or unenforceability, as the case may be, shall be remedied and, to the extent severable, shall attach or be consummated, as applicable, immediately to any portion of such account, general intangible, instrument, license, property right, permit or any other contract or agreement that does not result in any of the consequences specified in the immediately preceding clause (x) or clause (y) including any proceeds of such account, general intangible, instrument, license, property rights, permit or any other contract or agreement.

SECTION 2.02. Payment for the Purchases.

(a) With respect to each Purchase, the Buyer shall pay to the Authorized Representative for the benefit of the applicable Originator(s) an amount equal to the Purchase Price for such Purchased Property by means of any one or combination of the following in accordance with the terms of Section 2.03: (i) a transfer of funds to the Authorized Representative (for distribution or crediting by the Authorized Representative to such Originators), and (ii) an Originator Loan in accordance with Section 2.03(c)(ii).

(b) Settlement of the amounts specified in the foregoing clause (a) shall be effected as provided in Section 2.03.

(c) Each of the Originators hereunder shall be deemed to have certified, with respect to the Purchased Property to be Purchased by the Buyer on any Purchase Date, that its representations and warranties contained in Sections 4.01 and 4.02 are true and correct on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date), and that no Termination or Event of Termination has occurred and is continuing or would result therefrom.

SECTION 2.03. Settlement Procedures.

(a) On each Business Day during the term of this Agreement, the Buyer (or the Collection Agent on behalf of the Buyer) shall remit to the Authorized Representative for the benefit of the Originators all funds that are received by the Buyer on such Business Day pursuant to the Contribution Agreement and the Buyer may (but is not required to) remit additional funds to the Authorized Representative for the benefit of the Originators. The funds transferred to the Authorized Representative for the benefit of the Originators on a Business Day pursuant to the preceding sentence constitute the “Distributed Funds” for such Business Day, and all Distributed Funds transferred to the Authorized Representative for the benefit of the Originators during a Collection Period constitute the “Monthly Distributed Funds” for such Collection Period.

(b) The Monthly Report with respect to each Collection Period shall specify, among other things, the Aggregate Purchase Price, the aggregate Monthly Distributed Funds and the Noncomplying Receivables Adjustment due to the Buyer from the Originators, in each case in respect of such Collection Period.

(c) On each Settlement Date, based on calculations set forth in the Monthly Report:

(i) Monthly Distributable Funds for such Collection Period will be credited to each Originator by the Authorized Representative in proportion to the Allocable Share of each Originator on such Settlement Date, to be applied in the following order:

(1) first, so long as (i) no Event of Termination exists, (ii) no Event of Default exists under the Loan Agreement and (iii) no Event of Termination exists under the Contribution Agreement and otherwise to the extent permitted under the Originator Notes, to accrued and unpaid interest owed to such Originator in respect of the Originator’s interest in the applicable Originator Note;

(2) next, so long as (i) no Event of Termination exists, (ii) no Event of Default exists under the Loan Agreement and (iii) no Event of Termination exists under the Contribution Agreement and otherwise to the extent permitted under the Originator Notes, to the extent of remaining amounts, to unpaid principal owed to such Originator in respect of such Originator’s interest in the applicable Originator Note;

(3) then, to the extent of remaining amounts, to pay the unpaid Purchase Price of Receivables transferred by such Originator to the Buyer; and

(4) any remaining Monthly Distributed Funds shall be returned to the Buyer, unless the Buyer elects to treat such amounts as Monthly Distributed Funds for the following Collection Period; and

(ii) to the extent that the funds available in the preceding clause (c)(i)(3) are insufficient to pay the full unpaid Purchase Price of Receivables transferred by an Originator to the Buyer during the applicable Collection Period, the remaining amount owing to such Originator shall be treated as a loan from such Originator (an “Originator Loan”) and shall be added to the principal balance of the applicable Originator Note on such Originator’s account.

(d) If the Authorized Representative or the Buyer notifies the Collection Agent of any exceptions to its calculations in the Monthly Report, the Authorized Representative and the Buyer shall promptly endeavor to resolve and reconcile the matters set forth in such notice.

(e) The Authorized Representative on behalf of the relevant Originators shall make a payment to the Buyer, within two Business Days of notice thereof and in immediately available funds in an amount equal to the Noncomplying Receivables Adjustment with respect to any Noncomplying Receivables identified by the Collection Agent or the Buyer (or its assigns) from time to time. Notwithstanding such payment obligation, on any Settlement Date prior to the occurrence of a Termination or Event of Termination, the Buyer in its sole discretion may elect to setoff or subtract all or a portion of such Noncomplying Receivables Adjustment for the related Collection Period from the Aggregate Purchase Price which would otherwise be paid to the Originators on such day, which setoff will reduce such payment obligation on a dollar for dollar basis.

SECTION 2.04. Payments and Computations, Etc. The payment or deposit of all amounts to be paid by the Originators or the Collection Agent to the Buyer hereunder shall be initiated in accordance with the terms hereof no later than 12:00 P.M. (New York City time) on the day when due in immediately available funds to such account as the Buyer may from time to time specify in writing. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Originators shall, to the extent permitted by law, pay to the Buyer, on demand, interest on all amounts not paid when due hereunder (whether owing by an Originator individually, the Originators collectively or by a Collection Agent) at 2.0% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

SECTION 2.05. Transfer of Records to the Buyer.

(a) Each Purchase of Receivables hereunder shall include the transfer to the Buyer of all the applicable Originator’s right and title to and interest in the Records relating to such Receivables and rights to the use of such Originator’s computer software to access and create the Records, and each of the Originators hereby agrees that such transfer shall be effected automatically with each such Purchase, without any action on the part of the parties hereto or any further documentation.

(b) Each of the Originators shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assignees have (i) an enforceable ownership interest in the Records relating to the Receivables Purchased hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

ARTICLE III

CONDITIONS OF PURCHASES

SECTION 3.01. Conditions Precedent to Initial Purchase. The Initial Purchase hereunder is subject to the conditions precedent that the Buyer shall have received on or before the Initial Purchase Date each of the items listed in Schedule II, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Buyer.

SECTION 3.02. Conditions Precedent to All Purchases. Each Purchase (including the Initial Purchase) shall be subject to the further conditions precedent that:

(a) with respect to any such Purchase, on or prior to the Purchase Date relating thereto, the Collection Agent shall have delivered to the Buyer, in each case in form and substance satisfactory to the Buyer, a completed Monthly Report dated on or before the most recent Monthly Report Due Date; provided, that so long as Professional Services is acting as Collection Agent, a Monthly Report delivered in a timely fashion under the Loan Agreement shall constitute delivery of a Monthly Report under this Section 3.02(a),

(b) each of the Originators shall have marked its master data processing records and all other relevant records evidencing the Receivables which are the subject of such Purchase with a legend, acceptable to the Buyer, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement,

(c) on the date of such Purchase, the following statements shall be true:

(i) The representations and warranties contained in Article IV are correct on and as of such day as though made on and as of such date, except for those that refer to specific dates, which shall be correct as of the dates indicated therein,

(ii) No event has occurred and is continuing, or would result from such Purchase, which constitutes a Termination or an Event of Termination, and

(iii) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Purchase by the Buyer in accordance with the provisions hereof.

SECTION 3.03. Sale Effective on the Purchase Date. On each Purchase Date, each of the Originators, by accepting the unconditional commitment of the Buyer on each Purchase Date to pay the Purchase Price on the related Settlement Date for such Purchase as provided in Section 2.03 shall be deemed to have certified to the Buyer the satisfaction of the conditions precedent described in the immediately preceding Section 3.02. On the Purchase Date, title to the Purchased Property included in such Purchase shall vest irrevocably in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied; provided, that the obligation of the Buyer to pay the Purchase Price on the related Settlement Date is unconditional and irrevocable; and, provided, further, however, that the Buyer shall not be deemed to have waived thereby any claim for indemnification it may have under this Agreement for the failure by any Originator in fact to have satisfied any such condition precedent. If any of the foregoing conditions precedent is not satisfied, the Buyer shall have available to it (and shall not be deemed to have waived by reason of completing such Purchase) all applicable rights and remedies under this Agreement and otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Originators. Each of the Originators represents and warrants as to itself as follows:

(a) Such Originator is either a corporation, a limited liability company or a limited partnership, duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified and the failure to do so could reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by such Originator of this Agreement and all other Originator Documents to be entered into by it, including such Originator’s sale of Receivables and use of the proceeds of Purchases, are within such Originator’s corporate, limited liability company or partnership powers, have been duly authorized by all necessary corporate, limited liability company or partnership action, do not contravene (i) such Originator’s charter, by-laws, limited liability company agreement or limited partnership agreement, (ii) any Applicable Law except where such contravention could not reasonably be expected to result in a Material Adverse Effect, (iii) any material contractual restriction binding on or affecting such Originator or its property other than such restrictions that could not reasonably be expected to adversely affect the Collection Agent’s ability to perform its material obligations hereunder or, with respect to the transfer of the Receivables and Collections thereon, in any Immaterial Respect, or (iv) any material order, writ, judgment, award, injunction or decree binding on or affecting such Originator or its property, and do not result in or require the creation of any Lien upon or with respect to any of its properties (other than in favor of the Buyer with respect to the Purchased Property), and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Originator Document to be entered into by such Originator have each been duly executed and delivered by such Originator.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Originator of this Agreement or any other Originator Document to be entered into by it, except (i) for the filing of UCC financing statements, all of which financing statements have been duly filed and, to such Originator’s knowledge, are in full force and effect, (ii) such as have been made or obtained and are in full force and effect and (iii) where the failure to make or obtain could not reasonably be expected to adversely affect such Originator’s ability to perform its material obligations hereunder or the ability to assign or collect the Receivables hereunder.

(d) This Agreement and each other Originator Document to be entered into by such Originator constitute the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with their respective terms subject to bankruptcy and similar laws affecting creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(e) (i) The Authorized Representative has furnished to the Buyer and the Administrative Agent copies of the Parent’s audited consolidated balance sheet as at December 31, 2011, and the related audited consolidated statements of income and cash flow for the fiscal year of the Parent then ended reported on by Deloitte & Touche LLP which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Parent and its consolidated subsidiaries as at December 31, 2011, and the results of operations of the Parent and its consolidated subsidiaries for the fiscal year of the Parent then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Parent and its consolidated subsidiaries as at such date, and the results of operations of the Parent and its consolidated subsidiaries for the fiscal year then ended; and

(ii) Since December 31, 2011, (A) no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Parent and its subsidiaries taken as a whole, and (B) no event has occurred or failed to occur which has had or could reasonably be expected to result in, singly or in the aggregate, a Material Adverse Effect.

(f) Except as disclosed in the periodic and other reports, proxy statements and other materials filed with or publicly furnished to the U.S. Securities Exchange Commission by the Parent and its subsidiaries prior to the date hereof, there is no material pending legal proceeding (i) other than ordinary routine litigation incidental to the business, to which the Parent or any of its subsidiaries is a party or of which any of their property is the subject, or (ii) that could reasonably be expected to impair any material rights, remedies or benefit that otherwise would be available to the Buyer, the Collection Agent or the Administrative Agent to obtain Collections on the Receivables. None of the Parent, CHS, any Originator or the Collection Agent is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Parent and its subsidiaries taken as a whole.

(g) No proceeds of any Purchase will be used by such Originator to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended or in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(h) Immediately prior to each Purchase hereunder, each Receivable to be sold hereunder, together with the Contract related thereto and the other Purchased Property relating thereto, is owned by such Originator free and clear of any Lien (other than Permitted Liens), and the Buyer shall acquire all of such Originator’s right, title and interest in such Purchased Property and a valid and perfected first priority ownership interest in each such Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Lien (other than Permitted Liens referred to in clauses (b) and (d) of the definition thereof) except as created hereby, by the Company under the Contribution Agreement (to the extent assigned to the Administrative Agent), and by the Administrative Agent under the Loan Agreement; provided that any Originator (acting directly or through the Authorized Representative) shall have up to 10 days following actual knowledge thereof to remove any immaterial Lien that was improvidently filed without the consent of such Originator or the Authorized Representative. No effective financing statement or other instrument similar in effect covering any Purchased Property shall at any time be on file in any recording office except such as may be filed in favor of the Buyer relating to this Agreement or in favor of the Company under the Contribution Agreement (to the extent assigned to the Administrative Agent), and by the Administrative Agent under the Loan Agreement; provided that any Originator (acting directly or through the Authorized Representative) shall have up to 10 days following actual knowledge thereof to remove any immaterial Lien that was improvidently filed without consent of such Originator or the Authorized Representative. The Purchases of the Purchased Property by the Buyer constitute valid and true sales and transfers for consideration (and not merely a pledge of such Purchased Property for security purposes), enforceable against creditors of the Buyers and no Purchased Property shall constitute property of such Originator.

(i) No Monthly Report (if prepared by the Collection Agent, such Originator or any of their respective Affiliates, or to the extent that information contained therein is supplied by the Collection Agent, such Originator or any such Affiliates), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Authorized Representative or an Originator to the Buyer (or its assigns) in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Buyer, as the case may be, at such time) as of the date so furnished or dated, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Originator represents only that it acted in good faith and utilized assumptions that such Originator believed to be reasonable at the time made.

(j) Such Originator’s correct legal name, jurisdiction of incorporation or formation, organizational identification number, principal place of business and chief executive office and the office where such Originator keeps all of its Records are set forth on Schedule III hereto. As of the Closing Date, such Originator does not have any currently registered trade names, fictitious names, assumed names or “doing business as” names or other names under which it is doing business, except as set forth on Schedule III.

(k) No event or circumstance has occurred and is continuing, or would result from any Purchase hereunder or from the application of the proceeds therefrom, which constitutes an Event of Termination.

(l) This Agreement is the only agreement pursuant to which such Originator sells Receivables (other than, prior to May 31, 2012, AccessOne Receivables).

(m) The Purchase Price constitutes reasonably equivalent value in consideration for the transfer to the Buyer of the Purchased Property from such Originator, no such transfer shall have been made for or on account of an antecedent debt owed by such Originator to the Buyer, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Law.

(n) Such Originator is not an insolvent person, in insolvent circumstances or on the eve of insolvency, as applicable (within the meaning of such term in the Bankruptcy Law) and at the time of (and immediately after) each Purchase hereunder, such Originator shall not have been an insolvent person, in insolvent circumstances or on the eve of insolvency, as applicable, within the meaning of the Bankruptcy Law. Such Originator will not become an insolvent person or be put in insolvent circumstances within the meaning of the Bankruptcy Law by entering into, or immediately after completion of the transactions contemplated by, this Agreement. The transfers of Purchased Property by such Originator to the Buyer pursuant to this Agreement, and all other transactions between such Originator and the Buyer, have been and will be made in good faith and not for the purpose of defeating, hindering, delaying, defrauding or oppressing the rights and claims of creditors or others against such Originator.

(o) Such Originator accounts for and otherwise treats each Purchase of Purchased Property hereunder in its books, records and financial statements as a legal sale of such Purchased Property, in each case to the extent other treatment is not required by GAAP.

(p) Such Originator has not (i) guaranteed or otherwise become liable for any obligation of the Company, allowed any of its other Affiliates to guarantee any obligations of the Company, and neither such Originator nor any of its other Affiliates has held itself out as responsible for debts of the Company or actions with respect to the business and affairs of the Company, or (ii) permitted the commingling or pooling of its funds or other assets with those of the Company and has not otherwise permitted any other of its Affiliates to commingle or pool any of its funds or other assets with those of the Company in a manner that would not allow such funds or other assets to be readily identifiable from those of any other Person. The Originators and the Company allocate between themselves shared corporate operating services and expenses which are not reflected in the Servicing Fee (including the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of the reasonably projected use or the projected value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered. Such Originator acknowledges that the Company, the Lenders, the Managing Agents and the Administrative Agent are entering into the transactions contemplated by the Contribution Agreement and the Loan Agreement in reliance upon the Company’s identity as a separate legal entity from each of the Parent, CHS, each Originator and each of their other respective Affiliates.

(q) Such Originator is not an “investment company” or a company controlled by an “investment company” registered or required to be registered under the Investment Company Act.

(r) Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each of the quoted terms is defined or used in Regulation T, U or X promulgated pursuant to the Securities Exchange Act of 1934, as amended). No part of the proceeds of any Purchased Property has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X.

(s) Such Originator and the Collection Agent each has the right (whether by license, sublicense or assignment) to use all of the computer software used by the Collection Agent and/or such Originator to account for the Purchased Property to the extent necessary to administer the Purchased Property, and, in the case of such Originator and the Collection Agent, to assign (by way of sale) or sublicense such rights to use all of such software to the Buyer.

(t) Such Originator has filed or caused to be filed all federal and other material tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, (i) the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Originator has set aside or has caused to be set aside adequate reserves on its books (consolidated or otherwise) in accordance with GAAP or (ii) which the failure to pay could not reasonably be expected to have a Material Adverse Effect.

(u) Except as could not reasonably be expected to result in material liability to an Originator, such Originator and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of such Originator or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for funding purposes) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan in such amount that would reasonably be expected to result in a funding obligation that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for funding purposes) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans in such amount that could reasonably be expected to result in a Material Adverse Effect.

(v) No Originator has intentionally (i) misstated any calculation of Eligible Receivables or Net Receivables Balance hereunder (other than in an immaterial amount and based on good faith estimates utilized in the calculation thereof), or (ii) misrepresented any Receivable as qualifying as an Eligible Receivable or intentionally included such misrepresented Receivable in the Net Receivables Balance at the time so included.

(w) All required Notices have been prepared and delivered to each of its Obligors (or, in the case of a Governmental Entity, its fiscal intermediary), and all invoices issued after the Closing Date bear only the appropriate remittance instructions for payment direction to a Lock-Box or a Collection Accounts, as the case may be. No direction is in effect directing Obligors to remit payments on Receivables other than to a Lock-Box or a Collection Account.

(x) Each of the Collection Accounts has been established in the name of an Originator by the Collection Account Bank, and the Concentration Account has been established in the name of the Company by the Concentration Account Bank. Such Originator has not established any lock-box, lock-box account or other deposit account for the receipt of Collections other than the Lock-Boxes and Collection Accounts. Each Lock-Box is linked to a Collection Account. Each Collection Account has been set up so that all available funds automatically sweep to the Concentration Account at the end of each Business Day. Such Originator has taken, or has caused to be taken, all actions necessary or advisable to assure that all Collections are received in the Lock-Boxes and Collection Accounts. Such Originator will not (i) close, or cause to be closed, any Lock-Box, any Collection Account or the Concentration Account or open, or cause to be opened, any new lock-box or account to function as a Lock-Box, a Collection Account or the Concentration Account, (ii) make any change to the instructions to the Obligors that all payments with respect to the Receivables be made to a Lock-Box or Collection Account or (iii) make any change to the instructions to the Collection Account Bank as set forth in the Deposit Account Notification Agreement (Government Healthcare Receivables) requiring the automatic sweep of all available funds in each Collection Account to the Concentration Account at the end of each Business Day, in each case, without the prior written consent of the Buyer and the Administrative Agent and each Managing Agent; provided, if any Originator violates any of the provisions under clauses (i), (ii) or (iii) above with respect to any Lock-Box or Collection Account relating to such Originator without the prior knowledge or consent of the Buyer or the Collection Agent, the Originator (itself or through the Collection Agent) shall have the opportunity to cure the violation of this clause (x) within 15 days of obtaining knowledge of such breach.

(y) No Lien on such Originator’s inventory attaches to the proceeds of the sale of such inventory to the extent that such sale would give rise to a Receivable.

(z) Each Originator has all power and authority, and has all material permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Obligors, Governmental Entities, accreditation agencies and other Persons (including (i) accreditation by the appropriate Governmental Entities and industry accreditation agencies, (ii) accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, TRICARE/CHAMPUS, Blue Cross/Blue Shield and other equivalent programs in which such Originator participates, and (iii) valid provider identification numbers and licenses to generate the Receivables) necessary or required for it, except in any Immaterial Respect, (A) to own the assets (including Receivables) that it now owns, (B) to carry on its business as now conducted, (C) to execute, deliver and perform this Agreement and the other Originator Documents to which it is a party, and (D) if applicable, to receive payments from the Obligors in the manner contemplated in this Agreement and the other Originator Documents, except in an Immaterial Respect.

(aa) Each Originator, except in any Immaterial Respect has (i) maintained all relevant records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, the Drug Enforcement Agency, the State Boards of Pharmacy, and the federal and state Medicare and Medicaid programs as required by Healthcare Laws, and that, to the best knowledge of each Originator, there are no presently existing circumstances which likely would result in material violations of any Healthcare Laws and (ii) complied in all material respects with all other Applicable Law to which it may be subject and no Receivable or other Purchased Property contravenes in any material respect any Applicable Law, except in any Immaterial Respect.

(bb) Commencing June 30, 2012, only patient consent forms in compliance with all Applicable Law are being obtained from each patient and customer receiving services or products.

(cc) Without limiting or being limited by any other provision of any Originator Document, each Originator has timely filed or caused to be filed all material cost and other reports of every kind required by law, agreement or otherwise. There are no material claims, actions or appeals pending before any commission, board or agency or other Governmental Entity, including any intermediary or carrier, the Provider Reimbursement Review Board, or the administrator of CMS, with respect to any material state or federal Medicare or Medicaid cost reports or material claims filed by any Originator, or any disallowance by any commission, board or agency or other Governmental Entity in connection with any audit of such cost reports, except in any Immaterial Respect or which would affect the ability of the Buyer to fulfill its material obligations under any Facility Document. No validation review or program integrity review related to any Originator, the consummation of the transactions contemplated by this Agreement, or the Purchased Property have been conducted by any commission, board, or agency or other Governmental Entity in connection with the Medicare or Medicaid programs, and, to the knowledge of the Originators, no such reviews are scheduled, pending, or threatened against or affecting any of the Originators, any of the Purchased Property or the consummation of the transactions contemplated by this Agreement except in any Immaterial Respect or which would affect the ability of the Buyer to fulfill its material obligations under any Facility Document.

(dd) No Originator has been notified by any Governmental Entity, accreditation agency or any other Person, during the immediately preceding 24-month period, that such Person has rescinded or not renewed, or is reasonably likely to rescind or not renew, any material permit, license, accreditation, certification, authorization, approval, consent or agreement granted to it or to which it is a party and no other condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non renewal of any material permit, license, authorization, approval, entitlement or accreditation, and to the best of each Originator’s knowledge, there is no claim that any thereof is not in full force and effect.

(ee) No portion of the Originator’s assets include “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA.

(ff) Notice of termination of each of the agreements and other documents relating to the sale, purchase or transfer of AccessOne Program Receivables from an Originator to any Person other than the Buyer has been provided to such Person prior to the Closing Date.

SECTION 4.02. Article 9 Representations and Warranties. Each of the Originators represents and warrants as follows:

(a) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Buyer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the such Originator.

(b) The Receivables constitute “accounts” (including health-care-insurance receivables) or general intangibles within the meaning of the applicable UCC.

(c) Immediately prior to each Purchase hereunder, an Originator owns and has good and marketable title to the Receivables and the other Purchased Property free and clear of any Lien of any Person.

(d) Such Originator has caused or will have caused, within ten days after the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Receivables granted to the Buyer hereunder.

(e) Other than the ownership interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Such Originator has not authorized the filing of and is not aware of any financing statements against such Originator relating to the Receivables or to all assets of such Originator other than any financing statement relating to (i) the security interest granted to the Buyer hereunder and (ii) the security interest granted to the collateral agent under the Parent Credit Agreement. Such Originator is not aware of any judgment or tax lien filings against it, except, in the case of Greenbrier VMC, LLC, West Virginia state tax lien filings against it as set forth on Schedule VI, which tax liens shall be resolved within six months of the Closing Date, or such later date as is agreed by the Administrative Agent.

ARTICLE V

GENERAL COVENANTS

SECTION 5.01. General Covenants.

(a) Compliance with Laws; Preservation of Existence. Each Originator shall comply in all material respects with all Applicable Law (including all applicable Healthcare Laws), orders and Originator Documents and preserve and maintain its corporate, limited liability company or limited partnership existence, rights, franchises, qualifications and privileges, except where the failure to comply could not reasonably be expected to materially adversely affect such Originator’s ability to perform its obligations hereunder or the ability to sell or collect the Purchased Property hereunder.

(b) Sales, Liens, Etc. Except as otherwise specifically provided herein, no Originator shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than Permitted Liens referred to in clauses (b), (c) and (d) of the definition thereof) upon or with respect to, any of its Receivables, Related Security, Collections, any Collection Account or the Concentration Account, or assign any right to receive income in respect thereof or (ii) create or suffer to exist any Lien (other than Permitted Liens referred to in clauses (c) and (d) of the definition thereof) upon or with respect to the proceeds of the sale of any of such Originator’s inventory, to the extent such sale would give rise to a Receivable; provided, that the relevant Originator shall have up to 10 days following actual knowledge thereof to remove any immaterial Lien that was improvidently filed without the consent of such Originator.

(c) General Reporting Requirements. The Authorized Representative will provide to the Buyer the following:

(i) within 90 days after the end of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and its consolidated subsidiaries (including each Originator) and the related statements of income, stockholders’ equity and cash flows for such year, each prepared in accordance with GAAP consistently applied and reported on by nationally recognized independent public accountants;

(ii) within 50 days after the end of each of the first three quarters of each fiscal year of the Parent, the consolidated balance sheet of the Parent and its consolidated subsidiaries (including each Originator) and the related statements of income, stockholders’ equity and cash flows each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with GAAP and certified by a senior financial officer of the Parent;

(iii) promptly after the same becomes publicly available, copies of all reports and registration statements which the Parent files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securityholders;

(iv) as soon as possible and in any event within the greater of five days or three Business Days after any Originator, the Administrative Agent or the Collection Agent has knowledge of the occurrence of each Termination or Event of Termination, a statement of a Responsible Officer of such Person setting forth details of such Termination or Event of Termination and the action which such Person and the Originators have taken and propose to take with respect thereto;

(v) promptly following the Buyer’s request therefor, such other information, approvals or opinions respecting the Receivables or the conditions or operations, financial or otherwise, of any Originator or any of its Affiliates as the Buyer may from time to time reasonably request in order to protect the interests of the Buyer and its assigns in connection with this Agreement;

(vi) promptly after the request by the Buyer, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Parent or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Parent or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Parent or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Parent or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(vii) as soon as possible after, and in any event within ten days after any Responsible Officer of the Parent, any Originator or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Parent or any ERISA Affiliate in an aggregate amount exceeding $10,000,000, a statement of a Responsible Officer of the Parent or the Authorized Representative setting forth details as to such ERISA Event and the action, if any, that the Parent or the Originators propose to take with respect thereto.

Documents required to be delivered pursuant to Section 5.01(c)(i), (ii) or (iii) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) shall be deemed to have been delivered on the date on which such documents are available on the Securities and Exchange Commission’s electronic database (EDGAR); provided that upon the request of the Buyer or the Authorized Representative shall deliver paper copies of such documents to the Buyer until a written request to cease delivering paper copies is given by the Buyer.

(d) Merger, Etc. No Originator shall (i) merge or consolidate with any other Person unless (A) that Person is an Originator and (B) no Termination or Event of Termination has occurred and is continuing or would result therefrom, or (ii) convey, transfer, lease, assign, or otherwise dispose of all or substantially all of its assets, except (A) any Originator may purchase and sell inventory in the ordinary course of business and (B) so long as no Termination or Event of Termination has occurred and is continuing or would result therefrom, (x) dispositions of assets in the ordinary course of its business for fair value that do not materially alter the nature of such Originator’s business or operations or (y) such sale is to another Originator and has no adverse impact on the rights of the Buyer (including its rights in and to the Receivables and Collections thereon).

(e) Treatment of Purchases. Each Originator will account for and treat (whether in financial statements, records or otherwise) the transactions contemplated hereby as a legal sale of the Purchased Property by such Originator to the Buyer.

(f) Maintenance of Separate Existence. Each Originator will take all actions required on its part to help maintain the Company’s status as a separate legal entity, including (i) not misleading third parties as to the Company’s identity as an entity with assets and liabilities distinct from those of such Originator and its Affiliates, (ii) refraining from (A) guaranteeing or otherwise becoming liable for any obligations of the Company, (B) having obligations guaranteed by the Company and (C) holding itself out as responsible for debts of the Company or for decisions or actions with respect to the affairs of the Company, (iii) using its best efforts not to commingle its funds or other assets with those of the Company, and not to hold its assets in any manner that would create an appearance that such assets belong to the Company or that the Company’s assets belong to it, (iv) taking such action as is necessary on its part to ensure that the covenants made in Section 5.01(h) and Section 5.01(e) of the Loan Agreement is not breached, (v) taking such other actions as are necessary on its part to ensure that the representations made in Section 4.01(p) hereunder and by the Company in Section 4.01(t) of the Loan Agreement are true and correct at all times, and (vi) taking such actions as are necessary on its part to ensure that the Company’s limited liability company procedures required by its limited liability company agreement are duly and validly taken. Without limiting the foregoing, the Authorized Representative and each Originator will cause any financial statements consolidated with those of the Company to contain footnotes or other disclosures which describe the Company’s business and otherwise inform each Originator’s creditors that the Company is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of an Originator or any of its Affiliates, to the extent other treatment is not required by GAAP.

(g) Change in Company Name. No Originator will make any change to its legal name unless it shall have, prior to the effectiveness of such name change: (i) given the Buyer prompt written notice thereof and (ii) delivered to the Buyer (in a manner that will provide reasonable opportunity to allow the Buyer to make the filing thereof prior to or simultaneously with the effectiveness of such name change) all financing statements, instruments and other documents the Buyer determines are necessary or appropriate to file under the UCC or that are otherwise necessary or appropriate for the Buyer to continue at all times following such change to have a valid, legal and perfected security interest in the Purchased Property of such Originator.

(h) Audits. From time to time, but at least once per calendar year, upon reasonable prior written notice from the Buyer during regular business hours, each Originator will permit the Buyer, or its agents or representatives, to (i) examine and make copies of and abstracts from all Records, (ii) visit the offices and properties of each Originator for the purpose of examining such Records, and to discuss matters relating to the Receivables or each Originator’s performance hereunder with any of the officers or employees of such Originator having knowledge of such matters and (iii) to have access to its software for the purposes of examining such Records. Unless an Event of Termination or an “Event of Default” or a “Trigger Event” under the Contribution Agreement or the Loan Agreement has occurred and is continuing, only one such examination and visit per calendar year shall be at the expense of the Originators.

(i) Keeping of Records and Books of Account. Each Originator will maintain (or cause to be maintained) and implement administrative and operating procedures (including an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Purchased Property (including records adequate to permit the daily identification of each new Receivable and all collections of and adjustments of each Receivable).

(j) Jurisdiction of Organization; Location of Records; Structure. Each Originator will keep its jurisdiction of incorporation or organization, principal place of business and chief executive office and the offices where it keeps its Records, in the jurisdictions and at the addresses set forth on Schedule III, or, in any such case, upon prompt prior written notice to the Buyer in the manner provided in Section 6.08, at such other jurisdiction or locations within the United States where all action required by Section 6.08 shall have been taken and completed, and will not change its structure or identity other than upon prior written notice to the Buyer and subject to the further requirement that all action required by Section 6.08 shall have been taken and completed.

(k) Credit and Collection Policy. Each Originator will, and will cause the Collection Agent to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. No Originator shall, without the written consent of the Buyer and the Administrative Agent, (i) make any material change in the character of its business such that its principal business ceases to be a provider of healthcare services, or (ii) make or agree to make or permit any material change in the Credit and Collection Policy other than in accordance with Section 6.02(c).

(l) Change in Payment Instructions to Obligors. No Originator will (i) add or terminate any bank as a Collection Account Bank, (ii) close any Lock-Box or any Collection Account or open any new lock-box or account to function as a Lock-Box or Collection Account, (iii) make any change to the instructions to the Obligors that all payments with respect to the Receivables be made to a Lock-Box or Collection Account or (iv) make any change to the instructions to the Collection Account Bank as set forth in the Deposit Account Notification Agreement (Government Healthcare Receivables) requiring all available funds in each Collection Account to automatically sweep to the Concentration Account at the end of each Business Day, in each case, without the prior written consent of the Buyer, Administrative Agent and each of the Managing Agents in their sole discretion, which consent shall not be unreasonably withheld or delayed; provided, if any Originator violates any of the provisions under clauses (i) through (iv) above with respect to any Lock-Box or Collection Account relating to such Originator without the prior knowledge or consent of the Buyer or the Collection Agent, the Originator (itself or through the Collection Agent) shall have the opportunity to cure the violation of this clause (l) within 15 days of obtaining knowledge of such breach.

(m) Taxes. Each Originator will file or cause to be filed all federal and other material tax returns which are required to be filed by it. Each Originator shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Originator shall have set aside or has caused to be set aside adequate reserves on its books (consolidated or otherwise) in accordance with GAAP.

(n) Originator Documents. Each Originator will comply in all material respects with the terms of this Agreement and employ the procedures outlined herein, enforce all of its other rights under each of the Originator Documents to which it is a party, take all such action to such end as may be from time to time reasonably requested by the Buyer, and maintain all such Originator Documents and the UCC financing statements filed in connection with this Agreement in full force and effect.

(o) Segregation of Collections. Each Originator will require the deposit of all Collections into a Collection Account and the deposit of all Collections received in the Collection Accounts solely into the Concentration Account, will prevent the deposit into the Concentration Account of any funds other than Collections and, to the extent that any such funds are nevertheless deposited into the Concentration Account, will promptly identify any such funds to the Collection Agent for segregation and remittance to the owner thereof.

(p) Payment to Lenders. The Originators (other than any Specified Originator) will pay to the Buyer (and forward to the Administrative Agent) all amounts owing (i) by the Company to the Lenders under Article VIII of the Loan Agreement, or (ii) by Buyer to the Company under Article VII of the Contribution Agreement.

(q) Modifications to Contracts. Except as provided in Section 6.02, no Originator will, nor will it suffer or permit the Collection Agent to, extend, amend or otherwise modify the terms of any Eligible Receivable or any Contract related thereto.

(r) Sales Taxes. Each Originator shall timely pay or cause to be paid when due all sales, excise or personal property taxes payable in connection with the Receivables, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Originator has set aside or has caused to be set aside adequate reserves on its books (consolidated or otherwise) in accordance with GAAP.

(s) Deviation from Patient Consent Form. At any time following June 30, 2012, without the prior written consent of the Buyer, no Originator will, nor will it suffer or permit the Collection Agent to, substitute, alter, modify, or change in any way any of the Patient Consent Forms except in an Immaterial Respect.

(t) AccessOne Program Receivables. After May 31, 2012, no Receivables will be sold pursuant to any agreement other than the Documents, and prior to May 31, 2012, the aggregate Expected Net Value of the AccessOne Program Receivables shall not exceed $500,000.

ARTICLE VI

ADMINISTRATION, COLLECTION AND MONITORING OF ASSETS

SECTION 6.01. Appointment and Designation of the Collection Agent. The Authorized Representative and the Buyer may, from time to time, appoint one or more Persons as the Collection Agent of the Buyer to service, administer and collect the Receivables and otherwise to enforce its rights and interests in, to and under the Receivables, the Related Security and the Contracts. The Collection Agent’s authorization under this Agreement shall terminate on the Collection Date. Until the Buyer, with the consent of the Administrative Agent as its assignee, gives notice to the Authorized Representative of a designation of a new Collection Agent after the occurrence and during the continuance of a Servicer Termination Event, Professional Services is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Authorized Representative, the Buyer and the Collection Agent may from time to time agree in any collection agency or services agreement among them on the allocation of servicing duties to be performed by the Collection Agent. Notwithstanding the foregoing, the Buyer may (with the approval of the Administrative Agent, as its assignee, and the Managing Agents), after the occurrence and during the continuance of a Servicer Termination Event, designate as Collection Agent any Person to succeed Professional Services or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and of the Contribution Agreement and the Loan Agreement and in accordance with applicable Healthcare Laws. Each of the Originators hereby grants to the Collection Agent and any successor Collection Agent, and the Collection Agent hereby grants to any successor Collection Agent, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take any and all steps in any Originator’s or the Collection Agent’s name, as applicable, and on behalf of the Buyer, as may be necessary or desirable, in the determination of the Collection Agent or the successor Collection Agent, as the case may be, to collect all amounts due under any and all Receivables, including endorsing such Originator’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent may subcontract the performance of its duties and obligations to a third Person with the prior consent of Buyer, including with respect to Collection Agency Receivables. Any such subcontract shall not affect the Collection Agent’s liability for performance of its duties and obligations pursuant to the terms hereof, and any such subcontract shall automatically terminate upon designation of a successor Collection Agent. Notwithstanding anything to the contrary contained in this Agreement, the Collection Agent, if not an Originator or an Affiliate thereof, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not a Purchased Receivable other than to deliver to the Authorized Representative or at its direction, the Collections and documents with respect to any such Receivable that is not a Purchased Property as described in Sections 6.03 and 6.07.

SECTION 6.02. Collection of Receivables by the Collection Agent; Extensions and Amendments of Receivables.

(a) The Collection Agent shall take or cause to be taken all such reasonable actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policy; provided, however, that, if a Servicer Termination Event shall have occurred and be continuing, (i) the Buyer shall have the right to direct the Collection Agent (whether the Collection Agent is an Originator or an Affiliate thereof or otherwise) to commence or settle any legal action, to enforce collection of any Purchased Property or to foreclose upon or repossess any Related Security, and (ii) the Collection Agent shall not make the Buyer a party to any litigation without the express written consent of the Buyer, such consent not to be unreasonably withheld or delayed. If the Termination Date shall not have occurred, Professional Services, while such Person is the Collection Agent, may, with respect to the Receivables and, with respect to any Eligible Receivable, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Expected Net Value of any Defaulted Receivable as Professional Services may determine to be appropriate to maximize Collections thereof and (ii) adjust the Expected Net Value of any Receivable to reflect (x) any reduction or adjustment as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective or rejected services, any failure to provide services, any discount, rebate or any other adjustment made or performed by the Company or any other Person or (y) any reduction or cancelation as a result of a setoff in respect of any claim by the Obligor thereof against an Originator or an Affiliate of an Originator or an Affiliate of an Originator, in each such case (except with respect to Receivables which are not Eligible Receivables) (x) in accordance with the requirements of the Credit and Collection Policy and (y) provided that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the Buyer under this Agreement. Except as otherwise permitted pursuant to the immediately preceding sentence, neither the Collection Agent nor any Originator will extend, amend, cancel or otherwise modify the terms of any Receivable without the prior written approval of the Buyer, or amend, modify, cancel or waive any term or condition of any Contract related to a Receivable, except to the extent consistent with the Credit and Collection Policy or otherwise with the prior written approval of the Buyer.

(b) Notwithstanding anything else contained herein, neither the Collection Agent nor any subcontractor or delegatee thereof is the agent of the Buyer, and they are not permitted to (nor do they have any authority to) (i) establish an office or other fixed place of business of the Buyer, or (ii) contract for, or conclude a contract in the name of, the Buyer.

(c) The Credit and Collection Policy may be amended from time to time provided that (i) no change shall be made in the Credit and Collection Policy that would be adverse to any of the Buyer or its assignees, including by impairing the collectibility of any Receivable or the ability of the Buyer or the Collection Agent to perform its obligations under this Agreement, the Contribution Agreement or the Loan Agreement and (ii) in the event that any change is made to the Credit and Collection Policy, promptly following such change and, in any event within 30 days thereof, the Collection Agent shall provide the Buyer with an updated Credit and Collection Policy and a summary of all material changed.

SECTION 6.03. Distribution and Application of Collections. The Collection Agent shall set aside and segregate all Collections of Receivables from the other funds belonging to the Collection Agent. The Collection Agent shall as soon as practicable (and in any event within two Business Days) following receipt turn over to the Authorized Representative or other Person entitled thereto the collections of any account receivable which is not a Purchased Property less, in the event neither Professional Services nor an Affiliate thereof is the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of the Collection Agent of servicing, collecting and administering the Receivables to the extent not covered by the Servicing Fee received by it.

SECTION 6.04. Other Rights of the Buyer. At any time following the occurrence and during the continuance of a Servicer Termination Event or the designation pursuant to Section 6.01 of a Collection Agent other than Professional Services, the Buyer or any Affiliate of either thereof, subject to Applicable Law:

(a) The Buyer may or, at the request of the Buyer, the Originators shall (in either case, at the Originators’ expense) direct any or all of the Obligors to pay all amounts payable under any Receivable directly to the Buyer or its designee;

(b) The Buyer may or, at the request of the Buyer, the Originators shall (in either case, at the Originators’ expense) give each of the Obligors notice of the Buyer’s interests in the Purchased Property;

(c) The Buyer may have a representative present during any or all business hours at each office of the Collection Agent and the Originators involved in the administration, servicing and collections of the Receivables;

(d) The Buyer, or its representatives, may, during regular business hours, (i) review any or all Records, computer programs and files related to the administration, servicing and collection of the Receivables and (ii) visit the offices of the Originators for the purpose of such review, and, at the Buyer’s request and at the Originators’ expense, the Buyer shall (i) assemble all Records and make the same available to the Buyer or its designee at a place selected by the Buyer or its designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in the manner provided herein or such other manner acceptable to the Buyer and, promptly following receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Buyer or its designee; and

(e) The Buyer shall have all other rights and remedies provided under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

SECTION 6.05. Records.

(a) Each Originator will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the timely and full collection of all Receivables (including records adequate to permit the daily identification of each new Purchased Property and all Collections of and adjustments to each existing Purchased Property). The Collection Agent will maintain access and copies of all such documents, books, records and other information of the Originators necessary to comply with clause (b) below.

(b) Each Originator and the Collection Agent, whether or not the Buyer or an Affiliate thereof, shall hold all Records in trust for the Buyer and its assigns. Subject to the receipt of contrary instructions from the Buyer that are delivered following the occurrence and continuance of a Servicer Termination Event, the Collection Agent and each Originator will deliver all Records to any new Collection Agent hereunder; provided, however, that such new Collection Agent, if other than an Affiliate of the Buyer, shall as soon as practicable upon demand deliver to the Authorized Representative copies of Records in its possession relating to Purchased Property.

SECTION 6.06. Receivable Reporting. On each Monthly Report Due Date, the Collection Agent shall deliver to the Buyer a Monthly Report for the preceding Collection Period, which delivery may be in electronic form; provided, that so long as Professional Services is acting as Collection Agent, a Monthly Report delivered in a timely fashion under the Loan Agreement shall constitute delivery of a Monthly Report under this Section 6.06.

SECTION 6.07. Collections and Lock-Boxes.

(a) Each Originator and the Collection Agent will instruct all Obligors to cause all Collections to be either (i) remitted to a Lock-Box to be retrieved therefrom by the applicable Collection Account Bank for prompt deposit to the applicable Collection Account or (ii) remitted directly to a Collection Account. If the Collection Agent or any Originator receives any Collections, such Originator or the Collection Agent shall immediately remit such Collections to the applicable Collection Account within two Business Days of receipt thereof and the Collection Agent or the applicable Originator will take all such actions as are reasonably necessary in the Collection Agent or Originator’s discretion or as reasonably requested by the Buyer to ensure that future payments from any Obligor be made to a Collection Account or Lock-Box. If the applicable Originator or the Collection Agent does not promptly (and in any event within two Business Days from the Buyer’s request) take such actions as the Buyer may reasonably request, then the Buyer, its assigns or designees, may, to the maximum extent permitted by law take such actions as the Buyer, its assigns or designees may, on its direction, deem appropriate.

(b) The Collection Agent shall allocate and remit Collections in accordance with the Loan Agreement; provided, however, that the Buyer may, at any time following a Trigger Event and shall, at the direction of the Administrative Agent, as its assignee, revoke the Collection Agent’s authority with respect to the Concentration Account, direct the Concentration Account Bank to cease taking instructions from the Collection Agent or the Buyer and to thereafter take direction solely from the Administrative Agent, in each case by delivery of a notice substantially in the form attached to the Control Agreement for such purpose. Neither any Originator nor the Collection Agent will (i) add or terminate any bank as a Collection Account Bank or the Concentration Account Bank, (ii) close any Lock-Box, any Collection Account or the Concentration Account or open any new lock-box or account to function as a Lock-Box, Collection Account or Concentration Account, (iii) make any change to the instructions to the Obligors that all payments with respect to the Receivables be made to a Lock-Box or Collection Account or (iv) make any change to the instructions to the Collection Account Bank set forth in the Deposit Account Notification Agreement (Government Healthcare Receivables) requiring all available funds in each Collection Account to automatically sweep to the Concentration Account at the end of each Business Day, in each case, without the prior written consent of the Buyer and the Administrative Agent and each Managing Agent; provided, if any Originator violates any of the provisions under clauses (i) through (iv) above with respect to any Lock-Box or Collection Account relating to such Originator without the prior knowledge or consent of the Buyer or the Collection Agent, the Originator (itself or through the Collection Agent) shall have the opportunity to cure the violation of this clause (b) within 15 days of obtaining knowledge of such breach. Each of the Originators and the Collection Agent each hereby agrees to take, or cause to be taken, any and all actions reasonably requested by the Buyer to protect and perfect the interest of the Buyer in the event any such change is permitted.

SECTION 6.08. UCC Matters; Protection and Perfection of Purchased Property. Each Originator will keep its jurisdiction of incorporation or organization, principal place of business and chief executive office, and the offices where it keeps its Records, in the jurisdictions and at the addresses set forth on Schedule III, or, in any such case, upon 30 days’ prior written notice to the Buyer, at such other jurisdictions or locations within the United States where all actions reasonably requested by the Buyer to protect and perfect the interest of the Buyer in the Purchased Property have been taken and completed. Each of the Originators and the Collection Agent agrees that from time to time, at the Originators’ expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Purchased Property acquired by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, each of the Originators and the Collection Agent agrees that it will, upon the request of the Buyer, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate. Each Originator hereby authorizes the Buyer to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Property now existing or hereafter arising without the signature of such Originator where permitted by law. If an Originator or the Collection Agent fails to perform any of its agreements or obligations under this Section 6.08, the Buyer, or its assignee, may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Buyer incurred in connection therewith shall be payable by the Originators upon the Buyer’s demand therefor. For purposes of enabling the Buyer to exercise its rights described in the preceding sentence and elsewhere in this Article VI, each of the Originators and the Collection Agent hereby authorizes the Buyer to take any and all steps following an Event of Termination in such Originator’s or the Collection Agent’s, as applicable, name and on behalf of the Originator necessary or desirable, in the determination of the Buyer, to collect all amounts due under any and all Receivables, including endorsing such Originator’s or the Collection Agent’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

SECTION 6.09. Obligations With Respect to Receivables. Each of the Originators and the Collection Agent will (a) at the Originators’ expense, regardless of any exercise by the Buyer of its rights hereunder, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Property to the same extent as if Purchased Property therein had not been sold hereunder and (b) pay when due any taxes, including sales, excise or personal property taxes, payable in connection with the Purchased Property. In no event shall the Buyer have any obligation or liability with respect to any Purchased Property or related Contracts, nor shall it be obligated to perform any of the obligations of the Collection Agent or any Originator or any of their respective Affiliates thereunder. Each of the Originators and the Collection Agent agrees it will timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

SECTION 6.10. Applications of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or Applicable Law and unless otherwise instructed by the Buyer, be applied as a Collection of any Receivables constituting Purchased Property of such Obligor, in the order of the age of such Receivables, starting with the oldest such Receivable, to the extent of any amounts then due and payable thereunder, before being applied to any other indebtedness, account, general intangible or obligation of such Obligor.

SECTION 6.11. Annual Servicing Report of Independent Audit Firm. On an annual basis on or before the date which is 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2012, the Collection Agent shall engage and cause FTI Consulting, Inc. or another firm acceptable to the Buyer and its assigns, to provide the Collection Agent and the Buyer with a report setting forth the results of such firm’s review of the Receivables in form and in scope satisfactory to the Buyer and the Collection Agent; provided that in no event shall such report include “Protected Health Information”, as such term is defined in regulations implementing HIPAA; provided further that such independent audit firm shall be required to enter into a Business Associate Agreement with the Collection Agent. Each of the Originators hereby authorizes such firm to discuss such affairs, finances and performance with representatives of the Buyer and its designees.

ARTICLE VII

EVENTS OF TERMINATION

SECTION 7.01. Events of Termination. If any of the following events (any such event, an “Event of Termination”) shall occur:

(a) The Collection Agent, the Authorized Representative or any Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for five Business Days; or

(b) Any representation or warranty made or deemed to be made by any Originator, the Collection Agent or CHS (or any of their respective officers or agents) under or in connection with any Document, including any Monthly Report other than with respect to the status of a Receivable as an Eligible Receivable or any other information, report or officer’s certificate delivered pursuant hereto, shall prove to have been false, incorrect or misleading in any material respect when made or deemed made, unless and solely to the extent (i) such representation or warranty does not contain a grace period within such provision, and (ii) such misrepresentation is capable of being cured within 10 days, the Collection Agent, the Authorized Representative and any relevant Originator deliver a written certificate to the Buyer certifying that such false, incorrect or misleading statement, and all ramifications thereof under this Agreement or any Document has been cured in full (together with such data demonstrating such cure) by earlier to occur of (x) the date on which written notice shall have been given to the Authorized Representative and (y) the date on which a Responsible Officer of the Collection Agent, the Authorized Representative or the relevant Originator acquires knowledge thereof; or

(c) Any Originator, the Authorized Representative, CHS or the Collection Agent shall fail to perform or observe, beyond the applicable grace or cure period therein, any term, covenant or agreement (other than any term, covenant or agreement described in another clause of this Section 7.01) contained in any Document on its part to be performed or observed and any such failure (other than a failure with respect to any of Section 5.01(d), (g), (l), and (q), in each case, as to which no grace period shall apply) shall remain unremedied for 10 days after written notice thereof shall have been given by the Buyer to the Authorized Representative, or this Agreement or any other Document shall cease to be effective or be a legally valid, binding and enforceable obligation of the Buyer, any Originator or the Collection Agent, as the case may be or any of their respective Affiliates shall contest in any manner the effectiveness, validity, binding nature or enforceability of this Agreement or any other Document; or

(d) (i) Any Originator, the Parent or the Collection Agent shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period) or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt; or

(e) Either (i) any Purchase shall, for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority ownership interest in each Purchased Property with respect thereto free and clear of any Lien (other than Permitted Liens referred to in clause (b) of the definition thereof), which shall remain unremedied for five Business Days after the earlier of delivery of notice thereof by the Buyer or discovery thereof by the Collection Agent or any Originator or (ii) this Agreement shall for any reason cease to evidence the transfer to the Buyer of legal and equitable title to, and ownership of, the Purchased Property; or

(f) (i) Any Material Originator, the Parent, CHS or the Collection Agent shall (A) become insolvent, generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (B) any Insolvency Proceeding or any other proceeding seeking the entry of an order for relief or the appointment of a receiver, receiver/manager, custodian, trustee, or other similar official for it or for any substantial part of its property shall be instituted by any Material Originator, the Parent, CHS or the Collection Agent or (C) any Insolvency Proceeding or any other proceeding seeking the entry of an order for relief or the appointment of a receiver, receiver/manager, custodian, trustee, or other similar official for it or for any substantial part of its property shall be instituted against any Material Originator, the Parent, CHS or the Collection Agent, and such other proceeding shall remain unstayed for a period of 60 days, or the requested adjudication, relief or other action sought thereby shall have been made, granted or taken, or (ii) any Material Originator, the Parent, CHS or the Collection Agent shall take any corporate or entity-level action that authorizes any of the actions set forth above in this Section 7.01(f); or

(g) There shall have occurred and be continuing an “Event of Default” under the Loan Agreement; or

(h) There shall have occurred and be continuing an “Event of Termination” under the Contribution Agreement; or

(i) There shall have occurred a Change in Control; or

(j) There shall have occurred any material adverse change in the business or financial condition of CHS or the Originators taken as a whole since December 31, 2011, which could reasonably be expected to affect the value or collectability of the Receivables or the ability of the Buyer, the Collection Agent or any Originator to collect the Receivables or otherwise perform its respective obligations under this Agreement or any other Document; or

(k) A Servicer Termination Event shall have occurred and be continuing; or

(l) The Buyer shall have become subject to registration as an “investment company” within the meaning of the Investment Company Act; or

(m) One or more judgments shall be rendered against any Originator, the Collection Agent, the Company, CHS or the Parent or any combination thereof (to the extent not paid or fully covered by insurance) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Originator, the Collection Agent, the Company, CHS or the Parent to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $50,000,000; or

(n) An ERISA Event shall have occurred that, in the opinion of the Buyer, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Parent and its ERISA Affiliates in an aggregate amount exceeding $50,000,000;

then, and in any such event, the Buyer may, by notice to the Authorized Representative (a “Termination Declaration Notice”) declare the Termination Date to have occurred, except that, (i) in the case of any event described in clause (i)(B) or clause (i)(C) of Section 7.01(f) above or any event described in Section 7.01(d) above, the Termination Date shall be deemed to have occurred automatically without notice upon the occurrence of such event, and (ii) in the case of any event described in Sections 7.01(c) and (h) that relate to an Originator and not Material Originators, no Event of Termination shall be deemed to have occurred so long as the Buyer immediately ceases future purchases of Receivables from such Originator.

Notwithstanding the foregoing, the occurrence of one or more events listed above that would otherwise constitute an Event of Termination with respect to any Originator or Originators not constituting Material Originators (as calculated over any period of 30 consecutive days) shall not constitute an Event of Termination hereunder if such Originator or Originators subject to such event are subject to a Removal (without consideration of the requirement for a 30 day prior written request as set forth in Section 9.14(b)) within 10 days of the occurrence of such event or events.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. Indemnities by the Originators.

(a) Without limiting any other rights which the Buyer may have hereunder or under Applicable Law, each of the Collection Agent and the Originators hereby each agrees, jointly and severally, to indemnify the Buyer and its transfers and assigns, and each of their respective directors, officers, employees, agents and attorneys (all of the foregoing being individually referred to as an “Indemnified Party” and being collectively referred to as “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or actually incurred by any of them arising out of or resulting from this Agreement, the Contribution Agreement, the Loan Agreement or any other Document or the use of proceeds of any Purchase or in respect of any Purchased Property. Without limiting or being limited by the foregoing, each Originator shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) Any Receivable represented or deemed represented by an Originator to be an Eligible Receivable which was not an Eligible Receivable as of the Purchase Date thereof;

(ii) reliance on any representation or warranty made or deemed made by any Originator, CHS, the Collection Agent or any of their respective officers under or in connection with this Agreement, the Contribution Agreement, the Loan Agreement or any other Document, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered;

(iii) the failure by any Originator, CHS or the Collection Agent to comply with any term, provision or covenant contained in this Agreement, the Contribution Agreement, the Loan Agreement or any other Documents, or any Contract, or with any Applicable Law with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable, the related Contract or the Related Security with any such Applicable Law;

(iv) the failure to (A) vest and maintain vested in the Buyer or to transfer to the Buyer, legal and equitable title to and ownership of, the Receivables and the other Purchased Property which are, or are intended to be, sold by the Originators hereunder or (B) grant to the Buyer a valid and perfected first priority “security interest” under Article 9 of the UCC in and to the Receivables which are, or are purported to be, Purchased Property, together with all Collections and Related Security, in each case free and clear of any Lien (other than Permitted Liens referred to in clause (b) of the definition thereof) whether existing at the time of the Purchase of any such Receivable or at any time thereafter;

(v) the failure by any Originator to make any payment required on its part to be made hereunder;

(vi) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Receivables and other Purchased Property which are, or are intended to be, sold by the Originators hereunder, whether at the time of any Purchase or at any subsequent time;

(vii) any failure of any Originator, CHS or the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement or the other Documents or to perform its duties under the Contracts;

(viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable or Contract;

(ix) any set-off by any Collection Account Bank or the Concentration Account Bank against Collections;

(x) the failure to pay when due any taxes which are an Originator’s responsibility, including sales, excise or personal property taxes payable in connection with the Purchased Property or the purchase thereof;

(xi) the commingling of Collections of Purchased Property at any time with other funds;

(xii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership by the Buyer of Purchased Property;

(xiii) any attempt by any Person to void or otherwise avoid any transfer of any Purchased Property from an Originator to the Buyer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Law; or

(xiv) the inclusion in any Purchased Receivable any portion of the Expected Net Value of which represents sales taxes.

(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Originators to the Buyer within 10 Business Days following the Buyer’s demand therefor. Notwithstanding any other provision of this Agreement to the contrary, the Originators shall not indemnify any Indemnified Party for or with respect to any Indemnified Amounts (i) that would constitute recourse for uncollectible Receivables due to the bankruptcy or insolvency of the related Obligor or (ii) that arise solely from such Indemnified Party’s gross negligence, bad faith or willful misconduct as determined in a final non-appealable judgment of a court of competent jurisdiction.

(c) Notwithstanding the foregoing, the liability of the Specified Originators shall be limited to indemnification events relating to each such Specified Originator or the Purchased Property it has transferred under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments and Waivers. No amendment or modification of any provision of this Agreement or any Document shall be effective without the written agreement of the parties hereto and, to the extent then required in the Loan Agreement, the written consent of the Administrative Agent and the Managing Agents, and no termination or waiver of any provision of this Agreement or any Document or consent to any departure therefrom shall be effective without the written concurrence of the Company, the Administrative Agent and each Managing Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9.02. Notices, Etc.

(a) All notices, demands, requests and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, and addressed to (i) if to an Originator, to the Authorized Representative at 4000 Meridian Boulevard, Franklin, TN 37067, to the attention of Rachel A. Seifert, Facsimile No.: 615-373-9704, Telephone No.: 615-465-7000, Email: Rachel_Seifert@chs.net, (ii) if to the Collection Agent at 4000 Meridian Boulevard, Franklin, TN 37067, to the attention of Rachel A. Seifert, Facsimile No.: 615-373-9704, Telephone No.: 615-465-7000, Email: Rachel_Seifert@chs.net, and (iii) if to the Buyer at 4000 Meridian Boulevard, Franklin, TN 37067, to the attention of Rachel A. Seifert, Facsimile No.: 615-373-9704, Telephone No.: 615-465-7000, Email: Rachel_Seifert@chs.net, or to such other address as shall be notified in writing to the other parties hereto.

(b) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (x) if delivered by hand or overnight courier service or sent by facsimile or electronic mail, on the date of receipt or (y) if delivered by certified or registered mail, five Business Days after dispatch, in each case under clauses (x) and (y), delivered, sent, transmitted or mailed (properly addressed) to such party as provided in this Section 9.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.02. Notwithstanding the foregoing, no notice, demand, request or other communication pursuant to Article II shall be effective until received.

SECTION 9.03. Setoff and Counterclaim. All payments to be made by any Originator or the Collection Agent under this Agreement shall be made free and clear and each of the Originators and the Collection Agent hereby irrevocably and unconditionally waives all rights of any counterclaim, set-off, deduction or other defense, which such Originator or the Collection Agent may have against the Buyer, or against each other, whether under contract (including this Agreement), Applicable Law, in equity or otherwise. The obligation of each Originator and the Collection Agent to make the payments and deposits contemplated by this Agreement is absolute and unconditional.

SECTION 9.04. No Waiver; Remedies. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.05. Binding Effect; Assignability; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the Originators, the Buyer, the Collection Agent and their respective successors and permitted assigns. No Originator may assign its rights and obligations or any interest herein or delegate any of its duties hereunder or under the other Originator Documents, in each case, without the prior written consent of the Buyer. The Buyer may, subject to any restrictions in the Loan Agreement, assign at any time all of its rights and obligations hereunder and interests herein without the consent of any Originator or the Collection Agent. All such assignees, including parties to the Loan Agreement, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer’s rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment. Without limiting the foregoing, each of the Originators acknowledges (a) the assignment of Buyer’s rights and interests hereunder to the Administrative Agent (via the assignment by the Company to the Administrative Agent) pursuant to the Assignment of Agreements and agrees that, subject to the terms set forth in the Assignment of Agreements, the Contribution Agreement and the Loan Agreement, the Administrative Agent (and any further assignee of any such assignee) shall have the right, as the assignee of the Buyer (or the assignee of such assignee), to enforce the Buyer’s rights and remedies under this Agreement directly against such party (including the right (i) to appoint a successor Collection Agent and (ii) to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of the Originators hereunder to the same extent as the Buyer may do), but without any obligation on the part of any such assignee to perform any of the obligations of the Buyer hereunder and (b) that the Administrative Agent, each Managing Agent, each Lender and each other Secured Party (as defined in the Loan Agreement) is an intended third party beneficiary of this Agreement to the same extent as if they were parties hereto, and that each of them is relying on, among other things, the representation and warranties of the Originators hereunder in entering into the Loan Agreement. Each of the Originators, the Authorized Representative and the Collection Agent agrees that it shall send to the Administrative Agent and each Managing Agent (at the address set forth in the Loan Agreement) a copy of all written notices required to be given by such Person to the Buyer hereunder.

SECTION 9.06. Term of this Agreement. This Agreement, including each Originator’s and the Collection Agent’s obligation to observe its covenants set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Originators pursuant to Article IV, the indemnification and payment provisions of Article VIII and the provisions of Section 9.15 shall be continuing and shall survive any termination of this Agreement.

SECTION 9.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE; SERVICE OF PROCESS.

(a) THIS AGREEMENT SHALL, IN ACCORDANCE WITH § 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE BUYER, EACH ORIGINATOR, AND THE COLLECTION AGENT EACH HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE UNITED STATES AND THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER ORIGINATOR DOCUMENT, ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b) Each party hereto agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to it at its address specified in Section 9.02. Nothing in this Section 9.07 shall affect the right of any party to serve legal process in any other manner permitted by law.

SECTION 9.08. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BUYER, EACH ORIGINATOR AND THE COLLECTION AGENT EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER ORIGINATOR DOCUMENT, ANY OTHER DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

SECTION 9.09, Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Buyer and the other Indemnified Parties under Article VIII hereof, the Originators agree, jointly and severally, to pay on demand all reasonable out-of-pocket costs and expenses of the Buyer and its assignee incurred in connection with the preparation, execution, delivery, administration (including periodic auditing permitted hereunder), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including rating agency fees, auditor fees, the annual servicing report referred to in Section 6.11 and out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of counsel for the Buyer and its assignee with respect thereto, and with respect to advising the Buyer and its assignee as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including counsel fees and expenses), incurred by the Buyer and its assignee in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

SECTION 9.10. No Proceedings. Each of the Originators, the Collection Agent and the Administrative Agent each hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any action, event or proceeding of the type referred to in Section 7.01(f) so long as there shall not have elapsed one year plus one day since the later of (i) the Termination Date and (ii) the date on which all of the Purchased Receivables are either collected in full or become Defaulted Receivables.

SECTION 9.11. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the Contribution Agreement, the Loan Agreement and the other Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 9.12. Confidentiality. Except to the extent otherwise required by Applicable Law, unless the provider thereof shall otherwise consent in writing each of the Originators, the Buyer and the Collection Agent agrees that it shall maintain the confidentiality of (i) the Credit and Collection Policy, and (ii) all other information obtained as a result of being a party hereto, to any related documents or to any of the transactions contemplated hereby or thereby (including the contents of any summary of indicative terms and conditions with respect to such transactions, and the provisions of this Agreement and any of the other Originator Documents) other than information that was available to such Person on a non-confidential basis (“Confidential Information”); provided, however, that the Originators and the Collection Agent may disclose any Confidential Information (w) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, administration and service providers, and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (x) to the extent such disclosure may be required by Applicable Law, or by any court or administrative agency having jurisdiction over any party or as may be requested by any regulatory body, (y) to the extent an Originator, the Buyer or the Collection Agent, as the case may be, consents in writing to the release of Confidential Information relating to it, (z) subject to a written confidentiality agreement having terms substantially similar to this Section 9.11, to any financial institution or other party that extends or is considering the extension of debt or equity financing or swap or derivative arrangement to any Originator or any Affiliate thereof or (aa) as may be required or appropriate in response to a court order or in connection with any litigation; provided further, however, that the Originators, the Buyer and the Collection Agent shall have no obligation of confidentiality whatsoever in respect of any information which (i) may be generally available to the public or becomes available to the public other than as a result of a breach of this Section 9.12, (ii) is in the possession of an Originator, the Buyer or the Collection Agent prior to the date hereof and receipt thereof from another party, and is not subject to a confidentiality agreement or legal or regulatory restriction on disclosure or (iii) is independently developed by the Company or the Collection Agent or one or more of their respective representatives without violating the terms of this Section 9.12.

SECTION 9.13. Joint and Several Liability; Designation and Appointment of Authorized Representative.

(a) Joint and Several Liability. Each Originator (other than any Specified Originator) agrees that each reference to “Originators” in this Agreement shall be deemed to refer to each such Originator, jointly and severally with the other Originators. Each Originator (other than any Specified Originator) (i) shall be jointly and severally liable for the obligations, duties and covenants of each other Originator (other than any Specified Originator) under this Agreement and the acts and omissions of each other Originator (other than any Specified Originator) and (ii) jointly and severally makes each representation and warranty for itself and each other Originator (other than any Specified Originator) under this Agreement. Notwithstanding the foregoing, if, in any action to enforce amounts payable by any Originator (other than any Specified Originator) or any proceeding to allow or adjudicate a claim hereunder, a court of competent jurisdiction determines that enforcement of the joint and several obligations of all of the Originators (other than any Specified Originator) against such Originator (other than any Specified Originator) for the full amount of such liabilities is not lawful under, or would be subject to avoidance under Section 548 of the Bankruptcy Law or any applicable provision of Federal or state law, the liability of such Originator hereunder shall be limited to the maximum amount lawful and not subject to avoidance under such law. For the avoidance of doubt, notwithstanding anything in this Agreement or any other document related hereto to the contrary, in no event shall any Specified Originator have any liability for the actions or inactions of any other Originator.

(b) Appointment of Authorized Representative. Each Originator hereby irrevocably designates and appoints Professional Services as its exclusive representative under this Agreement (the “Authorized Representative”) to deliver and receive all notices on behalf of such Originator and to receive on behalf of such Originator, and distribute, all payments and distributions of Originators in accordance with the respective interests of Originators and to take such other actions as are set forth in this Agreement. Each Originator hereby unconditionally releases the Buyer and its Affiliates with respect to any claims, obligations or duties that such Persons may otherwise have been deemed to possess absent the designation and appointment contained in this Section 9.13(b).

SECTION 9.14. Addition and Removal of Originators.

(a) Additions. Subject to satisfaction of the following conditions set forth below and any other conditions required by the Buyer, upon 30-days’ prior written notice from the Collection Agent or the Authorized Representative, the Buyer hereby agrees to the adding of other Persons designated by the Collection Agent or the Authorized Representative as an additional Originator hereunder (each such event, an “Addition”):

(i) the Buyer, in its sole discretion (and the Administrative Agent, as its assignee under the Assignment of Agreements, in its sole discretion), shall have agreed in writing to such Addition;

(ii) the Termination Date shall have not occurred;

(iii) as of the effective date of such Addition, no Servicer Termination Event or Event of Termination shall be continuing;

(iv) as of the effective date of such Addition, the conditions precedent applicable to such Person proposed as an Originator as set forth Article III shall have been fulfilled;

(v) as of the effective date of such Addition, the representations and warranties set forth in Article IV applicable to such Person proposed as an Originator shall be true and correct;

(vi) such Person proposed as an Originator shall execute such agreements, instruments and documents (and issue such authorizations) as the Buyer may reasonably request, in each case, in form and substance satisfactory to the Buyer (and the Administrative Agent) to effectuate the Addition, including (x) a joinder agreement to this Agreement whereby such Person agrees to be bound by the terms of this Agreement, and (y) financing statements covering the Receivables;

(vii) the Administrative Agent shall have received such opinions of counsel (which may include corporate opinions from jurisdictions previously not required by the Administrative Agent) as it may reasonably request; and

(viii) the Buyer shall have been provided with such information (whether financial or otherwise), documents or opinions as they may reasonably request.

Upon the effectiveness of any Addition, Schedule I shall be deemed amended to add the name of the applicable Person.

(b) Removals. Subject to satisfaction of the conditions set forth below and any other conditions required by the Buyer, upon 30-days’ prior written request of the Collection Agent, the Buyer hereby agrees to the removal of any Originator designated by the Collection Agent (each such event, a “Removal”):

(i) no Termination or Event of Termination shall have occurred and be continuing, or shall result from, or reasonably be expected to result from, such Removal or the Related Removals;

(ii) the Buyer shall have received a Monthly Report calculated on a pro forma basis (after giving effect to such Removal and all Related Removals), which pro forma

Monthly Report shall demonstrate compliance with all covenants hereunder and under the Loan Agreement, including the ratios set forth in Sections 7.01(h) and (i) of the Loan Agreement;

(iii) as of the last day of the Collection Period most recently ended prior to such Removal, the average Net Receivables Balance of all Receivables of the Originator(s) subject to such Removal and all Related Removals over the prior 3 Collection Periods shall not be greater than 7.5% of the average Net Receivables Balance of Receivables of all Originators during the Collection Period 3 months prior to such Collection Period and the two prior Collection Periods;

(iv) such Originator shall execute such agreements, instruments and documents as the Buyer and the Administrative Agent may reasonably request, in form and substance satisfactory to the Buyer and the Administrative Agent to effectuate the requested Removal, including an amendment to this Agreement effectuating such Removal; and

(v) the Buyer shall have received all Collections pertaining to Purchased Receivables (that have not become Defaulted Receivables) and all Noncomplying Receivables Adjustments, in each case, attributable to the Originator subject to the requested Removal.

Upon the effectiveness of any Removal, Schedule I hereto shall be deemed amended to delete the name of the applicable Person. Authorized Representative shall promptly notify the Collection Agent of any Addition or Removal hereunder.

(c) Survival of Terms. Notwithstanding any Removal of a Person as an Originator in accordance with the terms hereof, the provisions of Article VIII (and the representations and warranties with respect thereto) shall, with respect to such Person, survive such Removal for all claims arising prior to such Removal.

SECTION 9.15. Waiver of Consequential Damages. (a) Each of the Originators and the Collection Agent agrees that no Indemnified Party shall have any liability to them or any of their equity holders or creditors in connection with this Agreement, the other Facility Documents or the transactions contemplated thereby on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings), and hereby waives any such claim.

(b) The Buyer agrees that none of the Originators, the Collection Agent or their respective Affiliates shall have any liability to it or any of its equity holders or creditors in connection with this Agreement, the other Facility Documents or the transactions contemplated thereby on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings), and hereby waives any such claim.

(c) The provisions of this Section 9.15 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BUYER	CHS/COMMUNITY HEALTH SYSTEMS, INC.

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

AUTHORIZED REPRESENTATIVE:	COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

COLLECTION AGENT:	COMMUNITY HEALTH SYSTEMS PROFESSIONAL SERVICES CORPORATION

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

ORIGINATORS:

AFFINITY HOSPITAL, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

BERWICK HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

BLUEFIELD HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

BROWNWOOD HOSPITAL, L.P.

By: Brownwood Medical Center, LLC
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

BULLHEAD CITY HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

CARLSBAD MEDICAL CENTER, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

COATESVILLE HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

COLLEGE STATION HOSPITAL, LP

By: College Station Medical Center, LLC
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

CRESTVIEW HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

DEACONESS HEALTH SYSTEM, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

DYERSBURG HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

EMPORIA HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

FOLEY HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

FRANKLIN HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

GADSDEN REGIONAL MEDICAL CENTER, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

GALESBURG HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

GRANBURY HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

GRANITE CITY ILLINOIS HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

GREENBRIER VMC, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

HOSPITAL OF MORRISTOWN, INC.

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

JACKSON, TENNESSEE HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

JOURDANTON HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

LAKE WALES HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

LAREDO TEXAS HOSPITAL COMPANY, L.P.

By: Webb Hospital Corporation
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

LAS CRUCES MEDICAL CENTER, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

LEA REGIONAL HOSPITAL, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

LONGVIEW MEDICAL CENTER, L.P.

By: Regional Hospital of Longview, LLC
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

MARTIN HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

MARY BLACK HEALTH SYSTEM LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

MCKENZIE-WILLAMETTE REGIONAL MEDICAL CENTER ASSOCIATES, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

MCNAIRY HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

MCSA, L.L.C.

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

MOBERLY HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

NATIONAL HEALTHCARE OF LEESVILLE, INC.

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

NATIONAL HEALTHCARE OF MT. VERNON, INC.

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

NAVARRO HOSPITAL, L.P.

By: Navarro Regional, LLC
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

NORTHAMPTON HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

NORTHWEST HOSPITAL, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

ORO VALLEY HOSPITAL, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

PAYSON HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

PETERSBURG HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

PHOENIXVILLE HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

PINEY WOODS HEALTHCARE SYSTEM, L.P.

By: Woodland Heights Medical Center, LLC
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

POTTSTOWN HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

QHG OF ENTERPRISE, INC.

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

QHG OF SOUTH CAROLINA, INC.

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

RUSTON LOUISIANA HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

SAN ANGELO HOSPITAL, L.P.

By: San Angelo Community Medical Center, LLC
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

SAN MIGUEL HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

SHELBYVILLE HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

SILOAM SPRINGS ARKANSAS HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

TOOELE HOSPITAL CORPORATION

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

VICTORIA OF TEXAS, L.P.

By: Detar Hospital, LLC
Its: General Partner

	By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President and Treasurer

WAUKEGAN ILLINOIS HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

WESLEY HEALTH SYSTEM LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

WEST GROVE HOSPITAL COMPANY, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

WOMEN & CHILDREN’S HOSPITAL, LLC

By:	/s/ James W. Doucette
Name:	James W. Doucette
Title:	Vice President and Treasurer

Signature Page to

Receivables Sale Agreement

SCHEDULE I

ORIGINATORS

1.	Affinity Hospital, LLC
2.	Berwick Hospital Company, LLC
3.	Bluefield Hospital Company, LLC
4.	Brownwood Hospital, L.P.
5.	Bullhead City Hospital Corporation
6.	Carlsbad Medical Center, LLC
7.	Cleveland Tennessee Hospital Company, LLC
8.	Coatesville Hospital Corporation
9.	College Station Hospital, L.P.
10.	Crestview Hospital Corporation
11.	Deaconess Health System, LLC
12.	Dyersburg Hospital Corporation
13.	Emporia Hospital Corporation
14.	Foley Hospital Corporation
15.	Franklin Hospital Corporation
16.	Gadsden Regional Medical Center, LLC
17.	Galesburg Hospital Corporation
18.	Granbury Hospital Corporation
19.	Granite City Illinois Hospital Company, LLC
20.	Greenbrier VMC, LLC
21.	Hospital of Morristown, Inc.
22.	Jackson, Tennessee Hospital Company, LLC
23.	Jourdanton Hospital Corporation
24.	Lake Wales Hospital Corporation
25.	Laredo Texas Hospital Company, L.P.
26.	Las Cruces Medical Center, LLC
27.	Lea Regional Hospital, LLC
28.	Longview Medical Center, L.P.
29.	Martin Hospital Corporation
30.	Mary Black Health System LLC
31.	McKenzie-Willamette Regional Medical Center Associates, LLC
32.	McNairy Hospital Corporation
33.	MCSA, L.L.C.
34.	Moberly Hospital Company, LLC
35.	National Healthcare of Leesville, Inc.
36.	National Healthcare of Mt. Vernon, Inc.
37.	Navarro Hospital, L.P.
38.	Northampton Hospital Company, LLC
39.	Northwest Hospital, LLC
40.	Oro Valley Hospital, LLC
41.	Payson Hospital Corporation
42.	Petersburg Hospital Company, LLC
43.	Phoenixville Hospital Company, LLC
44.	Piney Woods Healthcare System, L.P.
45.	Pottstown Hospital Company, LLC
46.	QHG of Enterprise, Inc.
47.	QHG of South Carolina, Inc.

Sch. I-1

48.	Ruston Louisiana Hospital Company, LLC
49.	San Angelo Hospital, L.P.
50.	San Miguel Hospital Corporation
51.	Shelbyville Hospital Corporation
52.	Siloam Springs Arkansas Hospital Company, LLC
53.	Tooele Hospital Corporation
54.	Victoria of Texas, L.P.
55.	Waukegan Illinois Hospital Company, LLC
56.	Wesley Health System LLC
57.	West Grove Hospital Company, LLC
58.	Women & Children’s Hospital, LLC

Sch. I-2

SCHEDULE II

CONDITION PRECEDENT DOCUMENTS

As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Buyer prior to the initial Purchase Date:

Document/Action

1.	Receivables Sale Agreement together with all schedules and exhibits
2.	Originator Notes for each of the Specified Originators individually and all of the other Originators collectively
3.	Assignment of Agreements
4.	Control Agreement with respect to Concentration Account among the Company, the Administrative Agent and Bank of America, N.A.
5.	Deposit Account Notification Agreement (Government Healthcare Receivables) among the Originators, the Administrative Agent and Bank of America, N.A.
6.	Business Associate Agreement
7.	Secretary’s Certificate certifying and attaching (i) a copy of the certificate of incorporation or formation certified by the applicable Secretary of State, (ii) a copy of the operating agreement, by-laws or partnership agreement, as applicable, as amended through the Closing Date, (iii) a copy of the resolutions adopted, and (iv) the names and signatures of the officers authorized on its behalf to execute the agreements to be delivered by it, for each of:
(a) Collection Agent
(b) Each of the Originators
8.	Good standing certificates and (if principal place of business is not the same as its jurisdiction of organization) certificates of foreign qualification from the applicable Secretary of State or other official, dated as of the date contained therein, with respect to each of the following entities as set forth below:
(a) Collection Agent
(b) Each of the Originators
9.	Opinion of Coppersmith Schermer & Brockelman PLC, health care counsel for the Company, Collection Agent, Originators and CHS
10.	Opinion of Bradley Arant Boult Cummings LLP, Alabama local counsel for each of the Originators organized in such local counsel’s jurisdiction
11.	Opinion of Kutak Rock LLP, Arkansas local counsel for each of the Originators organized in such local counsel’s jurisdiction

Sch. II-1

Document/Action

12.	Opinion of Gammage & Burnham, PLC, Arizona local counsel for each of the Originators organized in such local counsel’s jurisdiction
13.	Opinion of Rutledge, Ecenia & Purnell, P.A., Florida local counsel for each of the Originators organized in such local counsel’s jurisdiction
14.	Opinion of Ballard Spahr LLP, Pennsylvania local counsel for each of the Originators organized in such local counsel’s jurisdiction
15.	Opinion of K&L Gates LLP, South Carolina local counsel for each of the Originators organized in such local counsel’s jurisdiction
16.	Opinion of Bradley Arant Boult Cummings LLP, Tennessee local counsel for each of the Originators organized in such local counsel’s jurisdiction
17.	Opinion of Liechty & McGinnis, LLP, Texas local counsel for each of the Originators organized in such local counsel’s jurisdiction
18.	Opinion of Hancock, Daniel, Johnson & Nagle, P.C., Virginia local counsel for each of the Originators organized in such local counsel’s jurisdiction
19.	Results of lien searches (including UCC and tax) from each of the relevant jurisdictions, dated as of the date contained therein, with respect to each of the following:
(a) Collection Agent
(b) Each of the Originators
20.	Forms of UCC-1 Financing Statements (and UCC-3 as necessary) naming each Originator, as debtor/seller, CHS, as secured party/purchaser, the Company, as assignee, and CA-CIB, as Administrative Agent, as assignee of the Company which forms shall be filed on or prior to the Initial Purchase Date
21.	Forms of financing statements, if any, necessary to terminate any financing statements covering the Receivables, Related Security or Collections previously filed against CHS or any Originator in such Person’s jurisdiction of organization which forms shall be filed on or prior to the Initial Purchase Date
22.	Delivery of the most recent monthly report on March 20, 2012 with respect to the February 2012 collection period

Sch. II-2

SCHEDULE III

LEGAL NAME, JURISDICTION OF ORGANIZATION,

ORGANIZATIONAL ID NUMBER, PRINCIPAL PLACE OF BUSINESS,

CHIEF EXECUTIVE OFFICE, LOCATION OF RECORDS AND REGISTERED NAMES

The chief executive office of each Originator is 4000 Meridian Blvd., Franklin, TN 37067.

Each Originator keeps its Records at such Originator’s principal place of business, as well as at its chief executive office.

The legal name, jurisdiction of organization, organization ID number and principal place of business for each Originator are as follows:

	Legal Name	Jurisdiction of Organization	Organization ID #	Principal Place of Business
1.	Affinity Hospital, LLC	DE	4023245	800 Montclair Rd, Birmingham, AL 35213
2.	Berwick Hospital Company, LLC	DE	4447833	701 E. 16th St, Berwick, PA 18603
3.	Bluefield Hospital Company, LLC	DE	4812810	500 Cherry St, Bluefield, WV 24701
4.	Brownwood Hospital, L.P.	DE	2967928	1501 Burnet Dr, Brownwood, TX 76801
5.	Bullhead City Hospital Corporation	AZ	09397220	2735 Silver Creek Rd, Bullhead City, AZ 86442
6.	Carlsbad Medical Center, LLC	DE	2964276	2430 W. Pierce, Carlsbad, NM 88220
7.	Cleveland Tennessee Hospital Company, LLC	DE	4589625	2305 Chambliss Ave, Cleveland, TN 37311
8.	Coatesville Hospital Corporation	PA	2987105	201 Reeceville Rd, Coatesville, PA 19320
9.	College Station Hospital, L.P.	DE	2967943	1604 Rock Prairie, College Station, TX 77845

Sch. III-1

	Legal Name	Jurisdiction of Organization	Organization ID #	Principal Place of Business
10.	Crestview Hospital Corporation	FL	P93000087326	151 Redstone Ave, S.E., Crestview, FL 32539
11.	Deaconess Health System, LLC	DE	3918793	5501 N. Portland Ave, Oklahoma City, OK 73112
12.	Dyersburg Hospital Corporation	TN	435828	400 Tickle St, Dyersburg, TN 38024
13.	Emporia Hospital Corporation	VA	0514489-4	727 N. Main St, Emporia, VA 23847
14.	Foley Hospital Corporation	AL	208-366	1613 N. McKenzie St, Foley, AL 36535
15.	Franklin Hospital Corporation	VA	0529059-8	100 Fairview Dr, Franklin, VA 23851
16.	Gadsden Regional Medical Center, LLC	DE	4275573	1007 Goodyear Ave, Gadsden, AL 35903
17.	Galesburg Hospital Corporation	IL	63372153	695 N. Kellogg St, Galesburg, IL 61401
18.	Granbury Hospital Corporation	TX	0142527600	1310 Paluxy Rd, Granbury, TX 76048
19.	Granite City Illinois Hospital Company, LLC	IL	00585904	2100 Madison Ave, Granite City, IL 62040
20.	Greenbrier VMC, LLC	DE	3249745	202 Maplewood Ave, Ronceverte, WV 24970
21.	Hospital of Morristown, Inc.	TN	264618	726 McFarland St, Morristown, TN 37814
22.	Jackson, Tennessee Hospital Company, LLC	TN	435835	367 Hospital Blvd, Jackson, TN 38305

Sch. III-2

	Legal Name	Jurisdiction of Organization	Organization ID #	Principal Place of Business
23.	Jourdanton Hospital Corporation	TX	0800001865	1905 Hwy 97 E., Jourdanton, TX 78026
24.	Lake Wales Hospital Corporation	FL	P02000099846	410 S. 11th St, Lake Wales, FL 33853
25.	Laredo Texas Hospital Company, L.P.	TX	0800237874	1700 E. Saunders, Laredo, TX 78041
26.	Las Cruces Medical Center, LLC	DE	3306969	4311 E. Lohman Ave, Las Cruces, NM 88011
27.	Lea Regional Hospital, LLC	DE	2964402	5419 N. Lovington Hwy, Hobbs, NM 88240
28.	Longview Medical Center, L.P.	DE	2964553	2901 N. Fourth St, Longview, TX 75605
29.	Martin Hospital Corporation	TN	435833	161 Mt. Pelia Rd, Martin, TN 38237
30.	Mary Black Health System, LLC	DE	2623318	1700 Skylyn Dr, Spartanburg, SC 29307
31.	McKenzie-Willamette Regional Medical Center Associates, LLC	DE	3699827	1460 G St, Springfield, OR 97477
32.	McNairy Hospital Corporation	TN	435832	705 Poplar Ave, Selmer, TN 38375
33.	MCSA, LLC	AR	100129761	700 W. Grove St, El Dorado, AR 71730
34.	Moberly Hospital Company, LLC	DE	4447851	1515 Union Ave, Moberly, MO 65270
35.	National Healthcare of Leesville, Inc.	DE	2101020	1020 Fertitta Blvd, Leesville, LA 71446
36.	National Healthcare of Mt. Vernon, Inc.	DE	2063507	#8 Doctor’s Park Rd, Mt. Vernon, IL 62864

Sch. III-3

	Legal Name	Jurisdiction of Organization	Organization ID #	Principal Place of Business
37.	Navarro Hospital, L.P.	DE	2964396	3201 W. Hwy 22, Corsicanna, TX 75110
38.	Northampton Hospital Company, LLC	DE	4442353	250 S. 21st, Easton, PA 18042
39.	Northwest Hospital, LLC	DE	2964436	6200 N. LaCholla Blvd, Tucson, AZ 85741
40.	Oro Valley Hospital, LLC	DE	3575660	1551 E. Tangerine Rd, Oro Valley, AZ 85755
41.	Payson Hospital Corporation	AZ	08080240	807 S. Ponderosa, Payson, AZ 85541
42.	Petersburg Hospital Company, LLC	VA	S096843-0	200 Medical Park Blvd, Petersburg, VA 23805
43.	Phoenixville Hospital Company, LLC	DE	3796044	140 Nutt Rd, Phoenixville, PA 19460
44.	Piney Woods Healthcare System, L.P.	DE	2964618	505 S. John Redditt Dr, Lufkin, TX 75904
45.	Pottstown Hospital Company, LLC	DE	3657514	1600 E. High St, Pottstown, PA 19464
46.	QHG of Enterprise, Inc.	AL	176-166	400 N. Edwards St, Enterprise, AL 36330
47.	QHG of South Carolina, Inc	SC	N/A	805 Pamplico Highway, Florence, SC 29505 and 2829 E Hwy 76, Mullins, SC 29574[1]

[1]	These addresses represent the physical location of Carolinas Health System and Marion Regional Hospital, respectively. Records for Receivables are kept separately for each hospital at each of their respective physical locations.

Sch. III-4

	Legal Name	Jurisdiction of Organization	Organization ID #	Principal Place of Business
48.	Ruston Louisiana Hospital Company, LLC	DE	4270657	401 E. Vaughn Ave, Ruston, LA 71270
49.	San Angelo Hospital, L.P.	DE	2964591	3501 Knickerbocker Rd, San Angelo, TX 76904
50.	San Miguel Hospital Corporation	NM	2027670	104 Legion Dr, Las Vegas, NM 87701
51.	Shelbyville Hospital Corporation	TN	494640	2835 Hwy 231 N., Shelbyville, TN 37160
52.	Siloam Springs Arkansas Hospital Company, LLC	DE	4617628	205 E. Jefferson St, Siloam Springs, AR 72761
53.	Tooele Hospital Corporation	UT	1424668-0142	2055 N. Main, Tooele, UT 84074
54.	Victoria of Texas, L.P.	DE	2949026	101 Medical Dr, Victoria, TX 77904
55.	Waukegan Illinois Hospital Company, LLC	IL	01715232	1324 N. Sheridan Rd, Waukegan, IL 60085
56.	Wesley Health System, LLC	DE	2770969	5001 Hardy St, Hattiesburg, MS 39402
57.	West Grove Hospital Company, LLC	DE	4442356	1015 W. Baltimore Pike, West Grove, PA 19390
58.	Women & Children’s Hospital, LLC	DE	2964655	4200 Nelson Rd, Lake Charles, LA70605

Sch. III-5

All currently registered trade names, fictitious names, assumed names or “doing business as” names or other names under which it is doing business for each Originator are set forth on the following table:

	Parties	Names
1.	Affinity Hospital, LLC	- Trinity Medical Center
2.	Berwick Hospital Company, LLC	- Berwick Hospital Center - Berwick Recovery Systems - Berwick Retirement Village Nursing Home - Berwick Family Medicine and Obstetrics - Berwick Hospital CRNA Group - Berwick Orthopedics
3.	Bluefield Hospital Company, LLC	- Bluefield Regional Medical Center
4.	Brownwood Hospital, L.P.

- Brownwood Regional Medical Center

- Brownwood Regional Rehab and Fitness Zone

- Brownwood Surgery Center

- Brownwood Regional Medical Center -Geriatric Psychiatric Unit

- Brownwood Regional Medical Center - Skilled Nursing Facility

- Brownwood Regional Medical Center - Rehab Unit

- One Source Health Center - San Saba

- One Source Health Center - Early

- One Source Health Center - Lake Brownwood

- One Source Health Center - Comanche

- One Source Health Center - Cross Plains

- One Source Health Center - Rising Star

- Brownwood Regional Medical Center Outpatient Imaging and Breast Center

5.	Bullhead City Hospital Corporation	- Western Arizona Regional Medical Center - W.A.R.M.C. Imaging Center - W.A.R.M.C. Outpatient Rehabilitation Center
6.	Carlsbad Medical Center, LLC	- Carlsbad Medical Center
7.	CHS/Community Health Systems, Inc.	N/A
8.	CHS Receivables Funding, LLC	N/A
9.	Cleveland Tennessee Hospital Company, LLC	- SkyRidge Medical Center - SkyRidge Medical Center Westside Campus - Pine Ridge Treatment Center
10.	Coatesville Hospital Corporation

- Brandywine Hospital

- Brandywine Health System

- Brandywine School of Nursing

- Brandywine Hospital Home Health

- Brandywine Hospital Hospice

- Brandywine Hospital Women’s Health-New Garden

- Brandywine Hospital Cardiothoracic Surgery

- Brandywine Behavioral Health Pavilion

11.	College Station Hospital, L.P.	- College Station Medical Center - The Heart Institute at College Station Medical Center - College Station Orthopaedic Center

Sch. III-6

	Parties	Names
12.	Community Health Systems Professional Services Corporation	- CHS Professional Services Corporation (AL) - Community Health Systems PSC, Inc. (WA) - Trademark: Community Health Systems, (TN) - CH Aviation (TN)
13.	Crestview Hospital Corporation

- North Okaloosa Medical Center

- Hospitalist Services of Okaloosa County

- Bluewater Bay Medical Center

- North Okaloosa Medical Center - Transitional Care Unit

- Gateway Medical Clinic

- Gateway Medical Clinic - Laurel Hill

- Baker Clinic

- Baker Medical Clinic

- Gateway Medical Clinic- Baker

- North Okaloosa Medical Center Surgery Center

14.	Deaconess Health System, LLC	- Deaconess Hospital - Deaconess Surgery Center - Deaconess Wound Care North & South - Deaconess Outreach Services
15.	Dyersburg Hospital Corporation	- Dyersburg Regional Medical Center - Ambulance Service of Dyersburg - Riverside Surgery Center
16.	Emporia Hospital Corporation	- Southern Virginia Regional Medical Center - South Central Virginia Pain Center - Southern Virginia Pain Management Center - Southern Virginia Compcare
17.	Foley Hospital Corporation	- South Baldwin Regional Medical Center
18.	Franklin Hospital Corporation

- Southampton Memorial Hospital

- New Outlook

- Southampton Memorial Hospital Skilled Nursing Facility

- Southampton Memorial Hospital East Pavilion Nursing Facility

- Southampton Primary Care

- Southampton Surgical Group

- Boykins Family Practice

19.	Gadsden Regional Medical Center, LLC	- Gadsden Regional Medical Center
20.	Galesburg Hospital Corporation	- Galesburg Cottage Hospital - Galesburg Cottage Hospital Skilled Nursing Unit; - Galesburg Emergency Physicians Associates - Galesburg Nurse Anesthetists Associates
21.	Granbury Hospital Corporation	- Lake Granbury Medical Center - Lake Granbury Sleep Disorders Center - Lake Granbury Open MRI - Lake Granbury Physical Therapy - Lake Granbury Fitness
22.	Granite City Illinois Hospital Company, LLC	- Gateway Regional Medical Center - Gateway Regional Medical Center Occupational Health - Gateway Regional Medical Center Outpatient Pharmacy - Gateway Pharmacy
23.	Greenbrier VMC, LLC	- Greenbrier Valley Medical Center - Greenbrier Valley Anesthesia - Greenbrier Thoracic and Vascular Surgery - Jefferson Cardiology and Internal Medicine

Sch. III-7

	Parties	Names
24.	Hospital of Morristown, Inc.	- Lakeway Regional Hospital - Morritwon Professional Building - Lakeway Regional Women’s Imaging Center
25.	Jackson, Tennessee Hospital Company, LLC	- Regional Hospital of Jackson - Sleep Diagnostics of Jackson
26.	Jourdanton Hospital Corporation	- South Texas Home Health
27.	Lake Wales Hospital Corporation

- Surgical Consultants of Central Florida

- Cypresswood Family Clinic

- Specialty Orthopedics of Central Florida

- Polk Cardiology Associates

- Neurodiagnostic & Sleep Center of Polk County

- General, Vascular & Thoracic Surgery of Polk County;

- Florida Vein Care Center. Ear, Nose & Throat of Polk County

28.	Laredo Texas Hospital Company, L.P.

- Laredo Medical Center

- LMC Outpatient Diagnostic Center

- LMC Lamar Bruni Vergara Rehabilitation Center

- LMC Child Care Center

- LMC Outpatient Diagnostic Center - South

- Zapata Minor Care Center

- Zapata EMS

- Zapata Medical Center

- LMC Surgery and Diagnostic Center

- LMC North

- Hebbronville Family Care Center

29.	Las Cruces Medical Center, LLC	- Mountain View Family Wellness Center
30.	Lea Regional Hospital, LLC	- Lea Regional Medical Canter
31.	Longview Medical Center, L.P.

- Longview Regional Medical Center

- Longview Regional Medical Park Imaging Center

- The Heart and Vascular Institute of Longview

- The Heart and Vascular Institute of Longview Regional

- The Vein Center of Longview Regional; Longview Regional Quickcare

- Family Care by Longview Regional

32.	Martin Hospital Corporation	- Volunteer Community Hospital
33.	Mary Black Health System LLC	- Mary Black Memorial Hospital
34.	McKenzie-Willamette Regional Medical Center Associates, LLC	- McKenzie- Willamette Medical Center
35.	McNairy Hospital Corporation	- McNairy Regional Hospital - Ambulance Service of McNairy
36.	MCSA, L.L.C.	- Medical Center of South Arkansas
37.	Moberly Hospital Company, LLC	- Moberly Regional Medical Center, - Downtown Athletic Club - Moberly Regional ER Associates - Moberly RHC OB/GYN Associates - Moberly OB/GYN
38.	National Healthcare of Leesville, Inc.	- Byrd Regional Hospital - Leesville Diagnostic Center - Byrd Regional Hospital Outpatient Surgery Center
39.	National Healthcare of Mt. Vernon, Inc.	- Crossroads Community Hospital
40.	Navarro Hospital, L.P.	- Navarro Regional Hospital

Sch. III-8

	Parties	Names
41.	Northampton Hospital Company, LLC	- Easton Hospital - Outlook House - Northampton Internal Medicine Associates - Easton Hospital Imaging
42.	Northwest Hospital, LLC

- Northwest Medical Center

- The Women’s Health Center at Northwest Medical Center

- La Cholla Day Surgery at Northwest Medical Center

- La Paloma Urgent Care

- Healthy Beginnings

- The Wound Care Center at Northwest Continental Reserve Urgent Care

- Northwest Urgent Care at Duval Mine Road

- Northwest Urgent Care at Orange Grove

- Northwest Balance Therapy Center

43.	Oro Valley Hospital, LLC	- Oro Valley Hospital - Northwest Vein Center at Oro Valley Hospital - The Sleep Centers of Oro Valley Hospital
44.	Payson Hospital Corporation	- Payson Regional Medical Center; - Payson Regional Medical Center Outpatient Treatment Center
45.	Petersburg Hospital Company, LLC

- Southside Regional Medical Center

- Southside Regional Medical Center - Renal Services

- Southside Rehabilitation Services

- Southside Behavioral Health Services

- Southside Industrial Medicine

- Southside Regional Medical Center School of Nursing

- Southside Regional Medical Center School of Radiation Sciences

- Southside Regional Medical Center Professional Schools

46.	Phoenixville Hospital Company, LLC	- Phoenixville Hospital - Phoenixville Hospital Therapy & Fitness - Limerick Medical Center - Cardiothoracic Surgical Specialists - The Surgery Center of the Main Line
47.	Piney Woods Healthcare System, L.P.	- Woodland Heights Medical Center - The Surgery at Center al Gaslight Medical Park
48.	Pottstown Hospital Company, LLC

- Pottstown Memorial Medical Center

- Pottstown Memorial Medical Center Transitional Care Unit

- Pottstown Memorial Medical Center Renal Care Unit

- Tri-county Medical Laboratory

- Schuylkill Valley Health System

- Pottstown Obstetrical Associates;

- Pottstown Oncology Associates

49.	QHG of Enterprise, Inc.	- Medical Center Enterprise
50.	QHG of South Carolina, Inc.	- Carolinas Hospital System; - Physicians’ Surgery Center of Florence - Marion Regional Hospital - Mullins Nursing Center - Carolinas Neurology - Carolinas Oncology
51.	Ruston Louisiana Hospital Company, LLC	- Northern Louisiana Medical Center - Northern Louisiana Oncology Associates
52.	San Angelo Hospital, L.P.	- San Angelo Community Medical Center - Community Surgery Center

Sch. III-9

	Parties	Names
53.	San Miguel Hospital Corporation	- Alia Vista Regional Hospital
54.	Shelbyville Hospital Corporation	- Heritage Medical Center
55.	Siloam Springs Arkansas Hospital Company, LLC	- Siloam Springs Memorial Hospital
56.	Tooele Hospital Corporation	- Mountain West Medical Center: - Mountain West Medical Center Physical Therapy and Wellness Center - Mountain West Private Care Agency
57.	Victoria of Texas, L.P.	- DeTar Hospital - DeTar Hospital Navarro - DeTar Hospital North; - DeTar Healthcare System - DeTar Hospital After Hours Center
58.	Waukegan Illinois Hospital Company, LLC

- Vista Medical Center East

- Vista Medical Center West

- Vista Surgery Center

- Vista Treatment Center

- Vista MRl Institute

- Vista Imaging Center

- Vista Physical Medicine & Rehab

- Vista Work Power Center

- Vista Health System

- Lindenhurs Free Standing Emergency Center

59.	Wesley Health System LLC	- Wesley Medical Center
60.	West Grove Hospital Company, LLC	- Jennersville Regional Hospital - Health Tech - Jennersville Pediatrics - Jennersville OB Associates - Home Health of Brandywine; - Hospice of Brandywine
61.	Women & Children’s Hospital, LLC	- Women & Children’s Hospital

Sch. III-10

SCHEDULE IV

[INTENTIONALLY OMITTED]

Sch. IV-1

SCHEDULE V

SPECIFIED ORIGINATORS

	Originator	CHS %
1.	Affinity Hospital, LLC	99.5
2.	Crestview Hospital Corporation	95.8
3.	Deaconess Health System, LLC	96.9
4.	Greenbrier VMC, LLC	96.0
5.	Jackson, Tennessee Hospital Company, LLC	96.9
6.	Lake Wales Hospital Corporation	93.2
7.	Laredo Texas Hospital Company, L.P.	94.7
8.	Mary Black Health System LLC	97.9
9.	McKenzie-Willamette Regional Medical Center Associates, LLC	90.5
10.	Petersburg Hospital Company, LLC	99.3
11.	Piney Woods Healthcare System, L.P.	91.4
12.	San Angelo Hospital, L.P.	93.6

Sch. V-1

SCHEDULE VI

TAX LIENS

Greenbrier VMC, LLC

File Date	File No.	Type	Amount	Additional Information

8/1/02	BK 39 PG 286	State Tax Lien	$1657.86	West Virginia State Tax Department

9/16/02	BK 26 PG 217	State Tax Lien	$70.25	West Virginia State Tax Department

10/3/02	BK 26 PG 413	State Tax Lien	$16,695.96	West Virginia State Tax Department

8/22/08	BK 26 PG 503	State Tax Lien	$156.78	West Virginia State Tax Department

Sch. VI-1

EXHIBIT A

FORM OF ASSIGNMENT OF AGREEMENTS

Attached.

ASSIGNMENT OF AGREEMENTS

ASSIGNMENT, dated as of [            ] (the “Assignment”) by CHS/Community Health Systems, Inc. (the “First Assignor”), CHS Receivables Funding, LLC, as the Company under the Contribution Agreement (as defined below) (the “Second Assignor” and together with the First Assignor, each an “Assignor” and collectively, the “Assignors”), in favor of Credit Agricole Corporate and Investment Bank, as Administrative Agent under the Loan Agreement (as defined below) (the “Assignee”).

FOR VALUE RECEIVED, (i) the First Assignor hereby assigns, transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over, and delivers unto the Second Assignor, and the Second Assignor hereby assigns, transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over, and delivers unto the Assignee, all right, title and interest of the First Assignor in and to, and all benefits of the First Assignor under, and all monies due or to become due to the First Assignor under or in connection with, that certain Receivables Sale Agreement, dated March 21, 2012, among each of the Persons listed on Schedule I thereto as the originators, Community Health Systems Professional Services Corporation, as the collection agent and the authorized representative and the First Assignor, as buyer (as amended, restated, modified or supplemented from time to time in accordance with its terms, the “Sale Agreement”) and (ii) the Second Assignor hereby assigns, transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over, and delivers unto the Assignee, all right, title and interest of the Second Assignor in and to, and all benefits of the Second Assignor under, and all monies due or to become due to the Second Assignor under or in connection with, that certain Receivables Purchase and Contribution Agreement, dated March 21, 2012, between the First Assignor and the Second Assignor (as amended, restated, modified or supplemented from time to time in accordance with its terms, the “Contribution Agreement”, and together with the Sale Agreement, each an “Agreement” and collectively, the “Agreements”), in each case, as a full assignment (subject to the qualifications set forth in paragraph 4 below) and as an assignment as collateral security for all present and future obligations of the Second Assignor under the Receivables Loan Agreement, dated as of March 21, 2012, among the Second Assignor, the Assignee and the other lenders party thereto (as such agreement may be amended, modified or supplemented from time to time in accordance with its terms, the “Loan Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined). The rights assigned by each Assignor pursuant to the foregoing assignment are referred to herein as the “Assigned Rights”.

The First Assignor hereby irrevocably authorizes the Second Assignor, and the Second Assignor hereby irrevocably authorizes the Assignee, (i) to exercise all right, title and interest of such Assignor in and to all benefits of such Assignor under each of the Agreements (to the extent constituting any part of the Assigned Rights), including as assignee of either Assignor, and (ii) to ask, demand, receive, receipt and give acquittance for the payment to the Assignee, as assignee of the applicable Assignor, of any monies due or to become due to such Assignor under either of the Agreements (to the extent constituting part of the Assigned Rights), as the Assignee in its discretion may deem necessary or desirable to realize the benefits hereof and protect the Assignee’s rights hereunder; provided that the exercise of the foregoing rights by the Assignee shall be subject to the terms and conditions of the Loan Agreement.

Each Assignor agrees, covenants, represents and warrants that:

1.	Such Assignor’s right, title and interest in the Sale Agreement, in the case of the First Assignor, and each of the Agreements, in the case of the Second Assignor, are owned by such Assignor free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except for Permitted Liens. Without the Assignee’s prior written consent, such Assignor will not sell, transfer, assign, pledge or grant a security interest or any other Lien in any of the Agreements to any other Person. Any such sale, transfer, assignment, mortgage, pledge or encumbrance without the Assignee’s written consent shall be void and of no force and effect.

2.	Each of the Agreements is in full force and effect and is valid and enforceable in accordance with its terms, subject to bankruptcy and similar laws affecting creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or in law); the Agreements have not been modified, amended, altered or changed in any manner, except as permitted under paragraph 3 below; such Assignor will keep and perform the obligations to be kept and performed by it and will take all actions necessary and proper to keep each of the Agreements in full force and effect; and no Default, Event of Default (each as defined in the Loan Agreement), Termination or Event of Termination (each as defined in the Sale Agreement and the Contribution Agreement) has occurred and is continuing.

3.	Without the Assignee’s prior written consent, such Assignor will not amend (directly or indirectly), modify, supplement, waive compliance with, seek or grant a waiver under or assent to non-compliance with either of the Agreements to the extent such amendment, supplement or waiver would affect any material term or right thereunder or otherwise be adverse to the rights and interests of the Assignee.

4.	Such Assignor specifically acknowledges and agrees that the Assignee does not assume, and shall have no responsibility for, the payment of any sums due or to become due under either of the Agreements by such Assignor or the performance of any obligations to be performed under or with respect to each of the Agreements by such Assignor, and such Assignor hereby agrees to indemnify and hold the Assignee harmless with respect to any and all claims by any Person relating thereto, except for claims (i) that would constitute recourse for uncollectible Receivables due to the bankruptcy or insolvency of the related Obligor or (ii) arising out of the Assignee’s gross negligence, bad faith or willful misconduct. The Assignee, in its discretion, may file or record this Assignment.

5.

Subject to the terms and provisions of the Loan Agreement, following either (i)(x) the delivery of a Termination Declaration Notice or (y) the occurrence of an Event of Default under clause (g) of Section 7.01 of the Loan Agreement, or (ii) following the failure (in the Assignee’s reasonable judgment) of (x) the First Assignor or the Second Assignor to diligently exercise their respective duties, rights and remedies set forth under the Sale Agreement or the Contribution Agreement, as applicable and (y) the First Assignor or the Second Assignor to cure such failure within two Business Days after notice thereof from the Administrative Agent (the circumstances in either clause (i) or (ii) being a “Trigger of Assigned Rights”), the Assignee shall have all of the Assigned Rights (but none of the obligations) of each of the Assignors under each of the Agreements, including, without limitation, any and all rights to receive any and all payments due to either Assignor in connection with either of the Agreements (to the extent such payments constitute, arise from or are otherwise related to any of the Assigned Rights). Each Assignor agrees to execute and deliver any and all documents, additional assurances, writing or other instruments and take all further actions a may be reasonably requested by the Assignee to effectuate the purposes hereof and enable the Assignee to exercise all of the rights of the Assignors hereunder and under each of the Agreements. The specified rights and remedies to which the Assignee may resort under the terms of this Assignment are cumulative and are not intended to be exclusive of any other rights, remedies or means of redress to which the Assignee may be lawfully entitled; provided that the Assignee shall continue to comply with Section 10.14(d) of the Loan Agreement in connection with the exercise of such rights and remedies. Nothing contained in this Assignment and no act or action taken or not taken by the Assignee pursuant to the powers and rights granted to it hereunder or under any instrument shall be deemed to be a waiver by the Assignee of any of its rights and remedies against either Assignor in connection with or in respect of the Loan Agreement or either of the Agreements, which may be exercised by the Assignee prior to, simultaneously with, or subsequent to any action taken by the Assignee hereunder.

6.	Upon the occurrence of the Collection Date, this Assignment shall automatically terminate and shall be of no further force or effect.

7.	All rights of the Assignee hereunder and all obligations of the Assignors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Loan Agreement, any other Collateral Document or any other agreement or instrument relating to any of the foregoing (including the Agreements), (ii) any change in the time, manner or place of payment of, or in any other term of, the Loan Agreement or any other Collateral Document, or any other amendment or waiver of or consent to any departure therefrom (including the Agreements), (iii) any exchange, release or nonperfection of any of the Receivables or any other collateral security, or any release or amendment or waiver of or consent to or departure from any guarantee, or (iv) any other circumstance which might otherwise constitute a defense available to or discharge of an Assignor, or any other Person in respect of the obligations under the Loan Agreement, the Sale Agreement, the Contribution Agreement, the Collateral Documents or in respect of this Assignment or any assignment hereunder. In case any one or more of the provisions contained in this Assignment should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

8.	This Assignment shall inure to the benefit of the Second Assignor and the Assignee and their respective permitted successors, assigns and designees, and shall be binding upon any subsequent owner of the First Assignor’s and the Second Assignor’s interest in and to the Agreements and upon the Second Assignor and its successors, assigns and designees.

9.	Each Assignor covenants to execute and deliver to the Assignee, upon demand, such additional assurances, writings or other instruments as may be reasonably required by the Assignee to effectuate the purpose hereof. This Assignment may not be changed orally.

10.	This Assignment shall be governed by the laws of the State of New York, without giving effect to conflicts of law principles requiring the application of the laws of another jurisdiction.

11.	The First Assignor hereby irrevocably designates and appoints the Assignee, as assignee of the First Assignor, and the Second Assignor hereby irrevocably designates and appoints the Assignee, in each case, as attorney-in-fact of such Assignor with full power of substitution, and with authority, subject to the terms of the Loan Agreement: to execute and deliver for and on behalf of such Assignor any and all instruments, documents, agreements and other writings necessary or advisable for the exercise on behalf of such Assignor pursuant hereto of any rights, benefits or options created or existing under or pursuant to each of the Agreements and in this regard, to endorse the name of such Assignor on its behalf on any and all notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment on the Receivables, that may come into the Assignee’s possession; to execute proofs of claim and loss; to execute endorsements, assignments or other instruments of conveyance and transfer; to execute releases; and to do all other acts and things necessary and advisable in the discretion of the Assignee to carry out and enforce this Assignment. All acts done by the Assignee under the foregoing authorization are hereby ratified and approved, and neither the Assignee or its successors nor any designee or agent thereof shall be liable for any acts of commission or omission (other than acts committed or omitted through bad faith, gross negligence or willful misconduct), for any error of judgment or for mistake of facts or law. This power of attorney being coupled with an interest is irrevocable while this Assignment remains in force and effect. Notwithstanding the foregoing, the rights of the Assignee under this paragraph 11 shall be exercisable only upon a Trigger of Assigned Rights.

12.	Each of the Assignors agrees that any copy of this Assignment signed by such Assignor and transmitted by PDF copy or fax for delivery to the Assignee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the date first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC., as First Assignor

By:
Title:

CHS RECEIVABLES FUNDING, LLC, as Second Assignor

By:
Title:

[Signature Page to Assignment of Agreements]

ACKNOWLEDGED BY: CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as Administrative Agent, as Assignee

By:
Title:

By:
Title:

[Signature Page to Assignment of Agreements]

EXHIBIT B

FORM OF ORIGINATOR NOTE

Attached.

SUBORDINATED NOTE

[            ]

1. Note. FOR VALUE RECEIVED, the undersigned, CHS/Community Health Systems, Inc., a Delaware corporation (“CHS”), hereby unconditionally promises to pay to Community Health Systems Professional Services Corporation, a Delaware corporation (“CHSPSC”), as agent (“Paying Agent”) for each of the entities listed on Schedule I hereto (the “Originators”) in lawful money of the United States of America and in immediately available funds, on the date following one year and one day after the Collection Date (as such term is defined in that certain Loan Agreement, dated as of March 21, 2012, by and among CHS Receivables Funding, LLC, CHSPSC, as Collection Agent, the Lenders (as defined therein) party thereto from time to time, the Managing Agents (as defined therein) party thereto from time to time and Credit Agricole Corporate and Investment Bank, as “Administrative Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) (the “Final Maturity Date”), the aggregate unpaid principal sum outstanding of all “Originator Loans” made from time to time by the Originators to CHS pursuant to and in accordance with the terms of that certain Receivables Sale Agreement, dated as of March 21, 2012, by and among the Originators, the Specified Originators (as defined therein), Community Health Systems Professional Services Corporation, a Delaware corporation (“CHSPSC”), in its capacity as Collection Agent and Authorized Representative for the Originators and the Specified Originators, and CHS (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.02 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.

2. Definitions. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. In addition, as used herein, the following terms have the following meanings:

“Prime Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks, or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Paying Agent) or any similar release by the Federal Reserve Board (as determined by Paying Agent).

“Senior Interests” means, collectively (i) all indemnities due and owing by CHS to CHS Receivables Funding, LLC under that certain Receivables Purchase and Contribution Agreement, dated as of March 21, 2012, by and among CHS, CHSPSC, as Collection Agent, and CHS Receivables Funding, LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Contribution Agreement”), which have been assigned by CHS Receivables Funding, LLC to the Administrative Agent under the Assignment of Agreements, dated as of March 21, 2012, by and among CHS, CHS Receivables Funding, LLC and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Assignment Agreement”), and

(ii) all amounts due and owing by CHS to the Administrative Agent under that certain Collection Agent Performance Undertaking, dated as of March 21, 2012, by and among CHS and the Administrative Agent.

“Senior Interest Holders” mean the holder of the Senior Interests, which shall be the Administrative Agent on behalf of itself and the Lenders under the Loan Agreement.

“Subordination Provisions” means, collectively clauses (a) through (j) of paragraph 6 hereof.

3. Interest. CHS further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate provided, however, that if CHS shall default in the payment of any principal hereof, CHS promises to pay, on demand, interest at rate equal to the sum of the Prime Rate plus 1.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on each Settlement Date of each month in arrears; provided, however, that (i) if any monthly interest is not paid on such date or (ii) at any time that any Event of Default (as defined in the Loan Agreement) or Event of Termination (as defined in the Sale Agreement) exists or would result from such payment, CHS shall be deemed to have elected to defer such payment and the amount of interest due but unpaid on such date shall be deemed to be paid in kind and added to principal under this Note.

4. Principal Payments. The outstanding principal of any loan made under this Note shall be due and payable on the Final Maturity Date and may be repaid or prepaid at any time without premium or penalty so long as no Event of Default or Event of Termination exists or would result from such payment. The Paying Agent is authorized and directed by CHS to enter on the grid attached hereto or, at its option, in its books and records the date and amount of each loan made by an Originator which is evidenced by this Note, the amount of each payment of principal made by CHS and the name of each Originator on behalf of which payment is made, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Paying Agent to make any such entry nor any error therein shall expand, limit or affect the obligations of CHS hereunder.

5. Payments of Available Funds. Payments under this Note and under those certain other subordinated notes issued by CHS to the Specified Originators (the “Specified Originator Notes”) shall be made by the Paying Agent as provided in Section 2.03(c) of the Sale Agreement.

6. Subordination. CHS covenants and agrees, and the Paying Agent, on behalf of each Originator, and any other holder of this Note (collectively, the Paying Agent and any such holder are called the “Holder”), by its acceptance of this Note, likewise covenants and agrees on behalf of itself and each Holder, that all payments under this Note, including the payment of any principal of and interest on this Note, are hereby expressly subordinated in right of payment and the exercise of remedies to the prior payment in full in cash or other lawful money and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 6:

(a) Upon the occurrence of any Insolvency Proceeding involving CHS as debtor, then and in any such event (i) the Senior Interests shall first be paid and performed in full and in cash or other lawful money and the Collection Date (as defined in the Loan Agreement) shall have occurred before the Originators or Paying Agent shall be entitled to receive or retain any payment or distribution of any kind in respect of this Note, and any payment or distribution of assets of CHS of any kind or character, whether cash, securities or other property, in any applicable insolvency proceedings, which otherwise would be payable to or deliverable upon or with respect to any or all indebtedness under this Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, a custodian or liquidating trustee or otherwise) directly to the Senior Interest Holder for application to, or as collateral for the payment of, the Senior Interests until such Senior Interests shall have been paid in full in cash or other lawful money and satisfied and (ii) the Administrative Agent shall have the right (but not the obligation) (and is hereby irrevocably authorized) to exercise all powers in respect of voting the claims of the Holders in connection with any plan of reorganization of CHS and the Holders will provide forms of proxy if requested by the Administrative Agent with respect to any and all claims of the Holder relating to this Note (it is understood that any voting of the claims of the Holders by the Administrative Agent shall be in its absolute discretion in accordance with its own interests), in each case until the Senior Interests shall have been paid and performed in full and in cash or other lawful money;

(b) Upon the delivery by the Administrative Agent of a Specified Notice or a Termination Date Notice under Section 7.01 of the Loan Agreement, without the express prior consent of the Administrative Agent and the Managing Agents, neither the Paying Agent nor any Holder will take, demand or receive from CHS and CHS will not make, give or permit, directly or indirectly, by setoff, redemption or in any other manner, any payment under or with respect to this Note;

(c) In the event that any Holder receives any payment or other distribution of any kind or character whether consisting of money, property or securities, from CHS or from any other source whatsoever, in respect of this Note, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be segregated, received and held in trust for the benefit of, and deemed to be property of, the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith in the form received, duly indorsed to the Administrative Agent if required. The Holder will marks its books and records so as to clearly indicate that this Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Paying Agent in respect of the Note shall, solely as between the Paying Agent, Originators and the Senior Interest Holders, be applied by the Paying Agent toward the payment of the Senior Interests; but, as between CHS and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d) During the continuance of an Event of Default or Event of Termination, no Holder may (i) take from or for the account of CHS, by set-off or any other manner, the whole or any part of any moneys which may now or hereafter be owing by CHS with respect to this Note, (ii) sue for payment of, or to initiate or participate with others in any suit, action or proceeding against CHS with respect to this Note to (x) enforce payment of or collect the whole or any part of the obligations under this Note or (y) commence judicial enforcement of any of the rights and remedies hereunder or under applicable law with respect to the obligations under this Note, (iii) accelerate the indebtedness under this Note or (iv) take any action under the provisions of any state or federal law with respect to this Note;

(e) The Holder consents that, without the necessity of any reservation of rights against the Holder and without notice to or further assent by the Holder: (i) any demand for payment of any Senior Interests by the Senior Interest Holder or any Lender may be rescinded in whole or in part by such Person and any Senior Interests may be continued and the Senior Interests, or the liability of CHS or any other Person for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto or any other party under any of the Facility Documents or any other agreement may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Senior Interest Holder or any Lender and (ii) each Facility Document may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Interest Holder or any Lender may deem advisable from time to time, and any collateral security at any time held by the Senior Interest Holder or any Lender for the repayment of any of the Senior Interests may be sold, exchanged, waived, surrendered or released, in each case, without notice to or further assent by the Holder, which will remain bound by the Subordination Provisions;

(f) The Holder, the Paying Agent and each Originator expressly waives any and all notice of the creation, renewal, extension or accrual of the Senior Interests and notice of or proof of acceptance or reliance by the Senior Interest Holder or any Lender of the Subordination Provisions in entering into the Facility Documents and in making funds available to CHS Receivables Funding, LLC thereunder;

(g) So long as any Senior Interests shall remain outstanding and the Collection Date has not occurred, the Holder shall not, without the prior written consent of the Senior Interest Holder, directly or indirectly: (i) sell, assign or otherwise transfer, in whole or in part, the rights or obligations under this Note or any interest therein to any Person other than as set forth in Section 11 hereof, (ii) commence, or join with any creditors other than the Senior Interest Holder in commencing any Insolvency Proceeding with CHS or CHS Receivables Funding, LLC, as the debtor, (iii) challenge or contest (or support any challenge or contest of) the validity, perfection, priority or enforceability of the Senior Interests, any Lien with respect thereto, any Facility Document or any rights granted to the Senior Interest Holder or any Lender thereunder or any term, condition or provision of the Subordination Provisions or (iv) assert any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding by the Holder as a creditor;

(h) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in this Note is intended to or shall impair as between

CHS and the Holder, the obligations of CHS, which are unconditional and absolute, to pay the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of CHS (other than Senior Interest Holders);

(i) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Insolvency Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made; and

(j) The Holder shall not, until the Obligations then due and owing under the Loan Agreement have been paid and performed in full and in cash or other lawful money, cancel, waive, forgive or commence legal proceedings to enforce or collect this Note or any rights in respect hereof.

6. Amendments. This Note shall not be amended or modified except in accordance with Section 9.01 of the Sale Agreement. The terms of this Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Managing Agents.

7. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE UNITED STATES AND THE NON-EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

8. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

9. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

10. General. No failure or delay on the part of any Originator or the Paying Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

11. Assignment. This Note may not be assigned, pledged or otherwise transferred to any party other than the collateral agent under the Parent Credit Agreement to the extent required by such agreement without the prior written consent of the Administrative Agent and the Managing Agents, and any such attempted transfer shall be void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, CHS has caused this Note to be executed on the date first set forth above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:
Name:
Title:

Schedule I

Originators

Berwick Hospital Company, LLC

Bluefield Hospital Company, LLC

Brownwood Hospital, L.P.

Bullhead City Hospital Corporation

Carlsbad Medical Center, LLC

Cleveland Tennessee Hospital Company, LLC

Coatesville Hospital Corporation

College Station Hospital, LP

Dyersburg Hospital Corporation

Emporia Hospital Corporation

Foley Hospital Corporation

Franklin Hospital Corporation

Gadsden Regional Medical Center, LLC

Galesburg Hospital Corporation

Granbury Hospital Corporation

Granite City Illinois Hospital Company, LLC

Hospital of Morristown, Inc.

Jourdanton Hospital Corporation

Las Cruces Medical Center, LLC

Lea Regional Hospital, LLC

Longview Medical Center, L.P.

Martin Hospital Corporation

McNairy Hospital Corporation

MCSA, L.L.C.

Moberly Hospital Company, LLC

National Healthcare of Leesville, Inc.

National Healthcare of Mt. Vernon, Inc.

Navarro Hospital, L.P.

Northampton Hospital Company, LLC

Northwest Hospital, LLC

Oro Valley Hospital, LLC

Payson Hospital Corporation

Phoenixville Hospital Company, LLC

Pottstown Hospital Company, LLC

QHG of Enterprise, Inc.

QHG of South Carolina, Inc.

Ruston Louisiana Hospital Company, LLC

San Miguel Hospital Corporation

Shelbyville Hospital Corporation

Siloam Springs Arkansas Hospital Company, LLC

Tooele Hospital Corporation

Victoria of Texas, L.P.

Waukegan Illinois Hospital Company, LLC

Wesley Health System LLC

West Grove Hospital Company, LLC

Women & Children’s Hospital, LLC

SCHEDULE

TO

SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Originator	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

SUBORDINATED NOTE

[                             ]

1. Note. FOR VALUE RECEIVED, the undersigned, CHS/Community Health Systems, Inc., a Delaware corporation (“CHS”), hereby unconditionally promises to pay to Community Health Systems Professional Services Corporation, a Delaware corporation (“CHSPSC”), as agent (“Paying Agent”) for [            ]1 (the “Syndicated Originator”) in lawful money of the United States of America and in immediately available funds, on the date following one year and one day after the Collection Date (as such term is defined in that certain Loan Agreement, dated as of March 21, 2012, by and among CHS Receivables Funding, LLC, CHSPSC, as Collection Agent, the Lenders (as defined therein) party thereto from time to time, the Managing Agents (as defined therein) party thereto from time to time and Credit Agricole Corporate and Investment Bank, as “Administrative Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) (the “Final Maturity Date”), the aggregate unpaid principal sum outstanding of all “Originator Loans” made from time to time by the Originators to CHS pursuant to and in accordance with the terms of that certain Receivables Sale Agreement, dated as of March 21, 2012, by and among the Originators (as defined therein), including the Syndicated Originator, Community Health Systems Professional Services Corporation, a Delaware corporation (“CHSPSC”), in its capacity as Collection Agent and Authorized Representative for the Originators and the Specified Originators, and CHS (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.02 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.

2. Definitions. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement. In addition, as used herein, the following terms have the following meanings:

“Prime Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks, or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Paying Agent) or any similar release by the Federal Reserve Board (as determined by Paying Agent).

“Senior Interests” means, collectively (i) all indemnities due and owing by CHS to CHS Receivables Funding, LLC under that certain Receivables Purchase and Contribution Agreement, dated as of March 21, 2012, by and among CHS, CHSPSC, as Collection Agent, and CHS Receivables Funding, LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Contribution Agreement”), which have been assigned by CHS Receivables Funding, LLC to the Administrative Agent under the Assignment of Agreements, dated as of March 21, 2012, by and among CHS, CHS

[1]	Name of Specified Originator.

Receivables Funding, LLC and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Assignment Agreement”), and (ii) all amounts due and owing by CHS to the Administrative Agent under that certain Collection Agent Performance Undertaking, dated as of March 21, 2012, by and among CHS and the Administrative Agent.

“Senior Interest Holders” mean the holder of the Senior Interests, which shall be the Administrative Agent on behalf of itself and the Lenders under the Loan Agreement.

“Subordination Provisions” means, collectively clauses (a) through (j) of paragraph 6 hereof.

3. Interest. CHS further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Prime Rate provided, however, that if CHS shall default in the payment of any principal hereof, CHS promises to pay, on demand, interest at rate equal to the sum of the Prime Rate plus 1.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on each Settlement Date of each month in arrears; provided, however, that (i) if any monthly interest is not paid on such date or (ii) at any time that any Event of Default (as defined in the Loan Agreement) or Event of Termination (as defined in the Sale Agreement) exists or would result from such payment, CHS shall be deemed to have elected to defer such payment and the amount of interest due but unpaid on such date shall be deemed to be paid in kind and added to principal under this Note.

4. Principal Payments. The outstanding principal of any loan made under this Note shall be due and payable on the Final Maturity Date and may be repaid or prepaid at any time without premium or penalty so long as no Event of Default or Event of Termination exists or would result from such payment. The Paying Agent is authorized and directed by CHS to enter on the grid attached hereto or, at its option, in its books and records the date and amount of each loan made by the Syndicated Originator which is evidenced by this Note, the amount of each payment of principal made by CHS, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Paying Agent to make any such entry nor any error therein shall expand, limit or affect the obligations of CHS hereunder.

5. Payments of Available Funds. Payments under this Note, under those certain other subordinated notes issued by CHS to the other Specified Originators and under that certain subordinated note issued by CHS to the Originators other than the Specified Originators and the Syndicated Originator (the “Originators Note”) shall be made by the Paying Agent as provided in Section 2.03(c) of the Sale Agreement.

6. Subordination. CHS covenants and agrees, and the Paying Agent, on behalf of the Syndicated Originator, and any other holder of this Note (collectively, the Paying Agent and any such holder are called the “Holder”), by its acceptance of this Note, likewise covenants and agrees on behalf of itself and each Holder, that all payments under this Note, including the payment of any principal of and interest on this Note, are hereby expressly subordinated in right of payment and the exercise of remedies to the prior payment in full in cash or other

2

lawful money and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 6:

(a) Upon the occurrence of any Insolvency Proceeding involving CHS as debtor, then and in any such event the Senior Interests shall first be paid and performed in full and in cash or other lawful money and the Collection Date (as defined in the Loan Agreement) shall have occurred before the Syndicated Originator or Paying Agent shall be entitled to receive or retain any payment or distribution of any kind in respect of this Note, and any payment or distribution of assets of CHS of any kind or character, whether cash, securities or other property, in any applicable insolvency proceedings, which otherwise would be payable to or deliverable upon or with respect to any or all indebtedness under this Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, a custodian or liquidating trustee or otherwise) directly to the Senior Interest Holder for application to, or as collateral for the payment of, the Senior Interests until such Senior Interests shall have been paid in full in cash or other lawful money and satisfied;

(b) Upon the delivery by the Administrative Agent of a Specified Notice or a Termination Date Notice under Section 7.01 of the Loan Agreement, without the express prior consent of the Administrative Agent and the Managing Agents, neither the Paying Agent nor any Holder will take, demand or receive from CHS and CHS will not make, give or permit, directly or indirectly, by setoff, redemption or in any other manner, any payment under or with respect to this Note;

(c) In the event that any Holder receives any payment or other distribution of any kind or character whether consisting of money, property or securities, from CHS or from any other source whatsoever, in respect of this Note, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be segregated, received and held in trust for the benefit of, and deemed to be property of, the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith in the form received, duly indorsed to the Administrative Agent if required. The Holder will marks its books and records so as to clearly indicate that this Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Paying Agent in respect of the Note shall, solely as between the Paying Agent, the Syndicated Originator and the Senior Interest Holders, be applied by the Paying Agent toward the payment of the Senior Interests; but, as between CHS and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d) During the continuance of an Event of Default or Event of Termination, no Holder may (i) take from or for the account of CHS, by set-off or any other manner, the whole or any part of any moneys which may now or hereafter be owing by CHS with respect to this Note, (ii) sue for payment of, or to initiate or participate with others in any suit, action or proceeding against CHS with respect to this Note to (x) enforce payment of or collect the whole or any part of the obligations under this Note or (y) commence judicial enforcement of any of the rights and remedies hereunder or under

3

applicable law with respect to the obligations under this Note, (iii) accelerate the indebtedness under this Note or (iv) take any action under the provisions of any state or federal law with respect to this Note;

(e) The Holder consents that, without the necessity of any reservation of rights against the Holder and without notice to or further assent by the Holder: (i) any demand for payment of any Senior Interests by the Senior Interest Holder or any Lender may be rescinded in whole or in part by such Person and any Senior Interests may be continued and the Senior Interests, or the liability of CHS or any other Person for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto or any other party under any of the Facility Documents or any other agreement may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Senior Interest Holder or any Lender and (ii) each Facility Document may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Interest Holder or any Lender may deem advisable from time to time, and any collateral security at any time held by the Senior Interest Holder or any Lender for the repayment of any of the Senior Interests may be sold, exchanged, waived, surrendered or released, in each case, without notice to or further assent by the Holder, which will remain bound by the Subordination Provisions;

(f) The Holder, the Paying Agent and the Syndicated Originator expressly waives any and all notice of the creation, renewal, extension or accrual of the Senior Interests and notice of or proof of acceptance or reliance by the Senior Interest Holder or any Lender of the Subordination Provisions in entering into the Facility Documents and in making funds available to CHS Receivables Funding, LLC thereunder;

(g) So long as any Senior Interests shall remain outstanding and the Collection Date has not occurred, the Holder shall not, without the prior written consent of the Senior Interest Holder, directly or indirectly: (i) sell, assign or otherwise transfer, in whole or in part, the rights or obligations under this Note or any interest therein to any Person other than as set forth in Section 11 hereof, (ii) commence, or join with any creditors other than the Senior Interest Holder in commencing any Insolvency Proceeding with CHS or CHS Receivables Funding, LLC, as the debtor, (iii) challenge or contest (or support any challenge or contest of) the validity, perfection, priority or enforceability of the Senior Interests, any Lien with respect thereto, any Facility Document or any rights granted to the Senior Interest Holder or any Lender thereunder or any term, condition or provision of the Subordination Provisions or (iv) assert any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding by the Holder as a creditor;

(h) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in this Note is intended to or shall impair as between CHS and the Holder, the obligations of CHS, which are unconditional and absolute, to pay the Holder the principal of and interest on this Note as and when the same shall

4

become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of CHS (other than Senior Interest Holders);

(i) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Insolvency Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made; and

(j) The Holder shall not, until the Obligations then due and owing under the Loan Agreement have been paid and performed in full and in cash or other lawful money, cancel, waive, forgive or commence legal proceedings to enforce or collect this Note or any rights in respect hereof.

6. Amendments. This Note shall not be amended or modified except in accordance with Section 9.01 of the Sale Agreement. The terms of this Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent and the Managing Agents.

7. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE UNITED STATES AND THE NON-EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

8. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

9. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

10. General. No failure or delay on the part of the Syndicated Originator or the Paying Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

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11. Assignment. This Note may not be assigned, pledged or otherwise transferred to any party other than the collateral agent under the Parent Credit Agreement to the extent required by such agreement without the prior written consent of the Administrative Agent and the Managing Agents, and any such attempted transfer shall be void.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, CHS has caused this Note to be executed on the date first set forth above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:
Name: Title:

SCHEDULE

TO

SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

EXHIBIT C

FORM OF BUSINESS ASSOCIATE AGREEMENT

Attached.

BUSINESS ASSOCIATE AGREEMENT

This CA-CIB Business Associate Agreement (the “Business Associate Agreement”) is made as of [                    ] (the “Effective Date”), by and among CHS Receivables Funding, LLC and Community Health Systems Professional Service Corporation (collectively, “CHS Entity”) and Credit Agricole Corporate and Investment Bank (“CA-CIB”), for itself and each of the other lenders party to the Receivables Loan Agreement, dated as of March 21, 2012, among the CHS Entity, the lenders and managing agents party thereto from time to time and CA-CIB, as administrative agent for the lenders (the “Loan Agreement”), that on behalf of CHS Entity performs or assists in the performance of a function or activity involving PHI (as defined below) (collectively the “Parties”) to comply with Privacy Standards adopted by the U.S. Department of Health and Human Services as they may be amended from time to time, 45 C.F.R. parts 160 and 164, subparts A and E (“the Privacy Rule”), the Security Standards adopted by the U.S. Department of Health and Human Services as they may be amended from time to time, 45 C.F.R. parts 160, and 164, subpart C (“the Security Rule”), and the Breach Notification Standards adopted by the U.S. Department of Health and Human Services as they may be amended from time to time, 45 C.F.R. part 164, subpart D (“the Breach Notification Rule”) (together with the Privacy Rule and the Security Rule are collectively referred to herein as the “HIPAA Rules”).

RECITALS

WHEREAS, CA-CIB performs, or assists in the performance of, functions or activities on behalf of CHS Entity (“Services”);

WHEREAS, in connection with these Services, CHS Entity may disclose to CA-CIB certain Protected Health Information (as defined below) that is subject to protection under the HIPAA Rules; and

WHEREAS, the HIPAA Rules require that CHS Entity receive adequate assurances that CA-CIB will comply with certain obligations with respect to the Protected Health Information received in the course of providing services to or on behalf of CHS Entity.

NOW THEREFORE, in consideration of the mutual promises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

A.	Definitions.

1.	Unless otherwise provided, all capitalized terms in the Agreement will have the same meaning as provided under the Privacy Rule, the Security Rule, and the Breach Notification Rule.

2.	Protected Health Information or PHI, as defined by the Privacy Rule, for this Business Associate Agreement means PHI that is received from, or created on behalf of, CHS Entity by CA-CIB.

B.	Purposes for which PHI May Be Disclosed to CA-CIB. In connection with the Services provided by CA-CIB to or on behalf of CHS Entity, CHS Entity may disclose PHI to CA-CIB during the performance of the Services.

C.	Obligations of CA-CIB.

1.	Compliance with Laws. CA-CIB agrees to comply with applicable federal confidentiality and security laws, specifically the provisions of the Privacy Rule, Security Rule and Breach Notification Rule that are applicable to CA-CIB, and with the requirements of Title XIII, Subtitle D of the Health Information Technology for Economic and Clinical Health (“HITECH”) Act, codified at 42 U.S.C. §§ 17921-17954 and any regulations issued by the Department of Health and Human Services (“HHS”) to implement the HITECH Act, as of the date by which CA-CIB is required to comply with such referenced statutes and regulations.

2.	Use and Disclosure of PHI. CA-CIB shall not use or disclose PHI except as necessary to provide Services or as Required by Law. CA-CIB may use and disclose PHI as necessary for the proper management and administration of CA-CIB, or to carry out its legal responsibilities, in which case CA-CIB shall:

(a)	provide information to members of its Workforce using or disclosing PHI regarding the confidentiality requirements of the Privacy Rule and this Business Associate Agreement;

(b)	obtain reasonable assurances from the person or entity to whom the PHI is disclosed that: (i) the PHI will be held confidential and further used and disclosed only as Required by Law or for the purpose for which it was disclosed to the person or entity; and (ii) the person or entity will promptly notify CA-CIB of any instances of which it is aware in which confidentiality of the PHI has been breached; and

(c)	agree to notify the designated Privacy Officer of CHS Entity of any instances of which it is aware in which the PHI is used or disclosed for a purpose that is not otherwise provided for in this Business Associate Agreement or for a purpose not expressly permitted by the HIPAA Rules within a reasonable time period.

3.	Safeguards. CA-CIB shall maintain appropriate safeguards to ensure that PHI is not used or disclosed other than as permitted by this Business Associate Agreement or as Required by Law. CA-CIB shall implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of any electronic PHI it creates, receives from, maintains, or transmits on behalf of CHS Entity.

4.	Minimum Necessary. CA-CIB shall limit its uses and disclosures of PHI to the “Minimum Necessary,” i.e., that only PHI that is the minimum necessary to accomplish the intended purpose of the use, disclosure, or request is used or disclosed.

5.	Disclosure to Agents and Subcontractors. If CA-CIB discloses PHI received from CHS Entity, or created or received by CA-CIB on behalf of CHS Entity, to agents, including a subcontractor, CA-CIB shall require the agent or subcontractor to agree to the same restrictions and conditions as apply to CA-CIB under this Business Associate Agreement. CA-CIB shall ensure that any agent, including a subcontractor, agrees to implement reasonable and appropriate safeguards to protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives from, maintains, or transmits on behalf of CHS Entity.

6.	Individual Rights. CA-CIB agrees as follows:

(a)	Individual Right to Copy or Inspection. If an Individual makes a request for access directly to CA-CIB, CA-CIB will within five (5) business days forward such request in writing to CHS Entity. CHS Entity will be responsible for making all determinations regarding the grant or denial of an Individual’s request for PHI and CA-CIB will make no such determinations. Only CHS Entity will release PHI to an Individual pursuant to such a request.

(b)	Accounting of Disclosures. CA-CIB agrees to maintain documentation of the information required to provide an Accounting of Disclosures of PHI in accordance with 45 C.F.R. § 164.528, and to make this information available to CHS Entity upon CHS Entity’s request, in order to allow CHS Entity to respond to an Individual’s request for Accounting of Disclosures. Such accounting is limited to disclosures that were made in the six (6) years prior to the request (not including disclosures prior to the compliance date of the Privacy Rule) and shall be provided for as long as CA-CIB maintains the PHI. If an Individual requests an Accounting of Disclosures directly from CA-CIB, CA-CIB will within five (5) business days forward the request and its Disclosure record to CHS Entity within a reasonable time period of CA-CIB’s receipt of the Individual’s request. CHS Entity will be responsible for preparing and delivering the Accounting to the Individual. CA-CIB will not provide an Accounting of its Disclosures directly to any Individual.

7.	Internal Practices, Policies and Procedures. Except as otherwise specified herein, CA-CIB shall make available its internal practices, policies and procedures relating to the use and disclosure of PHI, received from or on behalf of CHS Entity, to the Secretary or his or her agents for the purpose of determining CHS Entity’s compliance with the HIPAA Rules, or any other health oversight agency, or to CHS Entity. CA-CIB shall make requested records, that are not protected by an applicable legal privilege, available in the time and manner specified by CHS Entity or the Secretary.

8.	Withdrawal of Authorization. If an Individual’s specific authorization is required for use or disclosure of PHI in this Business Associate Agreement, and the Individual revokes such authorization, the effective date of such authorization has expired, or such authorization is found to be defective in any manner that renders it invalid, CA-CIB shall, if it has notice of such revocation, expiration, or invalidity, cease the use and disclosure of the Individual’s PHI except to the extent it has relied on such use or disclosure, or if an exception under the Privacy Rule expressly applies.

9.	Security Incident. CA-CIB agrees to report to CHS Entity any Security Incident of which CA-CIB becomes aware, as follows:

(a)	Attempted incidents, i.e., those incidents that are unsuccessful, shall be reported to CHS Entity within 30 days of CHS Entity’s written request. CHS Entity will not make such a request more frequently than quarterly. If the definition of “Security Incident” is amended under the Security Rule to remove the requirement for reporting “unsuccessful” attempts to use, disclose, modify or destroy Electronic Protected Health Information, this Section 10(a) shall no longer apply as of the effective date of such amendment.

(b)	Successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operation shall be reported to CHS Entity within a reasonable time period.

10.	Breaches of Unsecured PHI. CA-CIB will report in writing to CHS Entity any Breach of Unsecured Protected Health Information, as defined in the Breach Notification Rule, within five (5) business days of the date CA-CIB learns of the incident giving rise to the Breach. CA-CIB will provide such information to CHS Entity as required in the Breach Notification Rule.

D.	Obligations of CHS Entity. CHS Entity shall notify CA-CIB of any restriction on the use or disclosure of PHI to which CHS Entity has agreed in accordance with the relevant provisions of HIPAA, to the extent that such restriction may affect CA-CIB’s use or disclosure of PHI. CHS Entity agrees (i) to use appropriate safeguards to maintain and ensure the confidentiality, privacy and security of Protected Health Information transmitted to CA-CIB pursuant to this Business Associate Agreement, in accordance with the standards and requirements of HIPAA and the Privacy Standards and, as applicable, the Security Standards, until such Protected Health Information is received by CA-CIB; (ii) to inform CA-CIB of any consent or authorization, including any changes in or withdrawal of any such consent or authorization, provided to CHS Entity by an individual pursuant to 45 C.F.R. § 164.506 or § 164.508.

E.	Term and Termination.

1.	Term. This Business Associate Agreement shall be effective as of the Effective Date and shall be terminated concurrently with the termination of the Loan Agreement, or as otherwise provided in this Business Associate Agreement.

2.	Termination for Breach. If CHS Entity determines that CA-CIB or its subcontractors or agents has breached a material term of this Business Associate Agreement, CHS Entity will provide CA-CIB with written notice of the breach and afford CA-CIB the opportunity to cure the breach to the satisfaction of CHS Entity. If CA-CIB or its subcontractors or agents do not cure the breach or end the violation within thirty (30) days, CHS Entity shall, if feasible, terminate: (a) this Business Associate Agreement; and (b) all of the provisions of the Facility Documents (as defined in the Loan Agreement) that involve the use or disclosure of Protected Health Information; provided, however, that such termination shall be deemed to be infeasible unless and until the Loan Agreement is likewise terminated in accordance with its terms or CA-CIB otherwise agrees in writing to such termination. If neither termination nor cure is feasible in accordance with this paragraph, CHS Entity shall report the violation to the Secretary of the Department of Health and Human Services and shall provide CA-CIB with a copy of such report.

3.	Effect of Termination. Upon termination of this Business Associate Agreement for any reason, CA-CIB agrees to return or destroy all PHI received from CHS Entity, or created or received by CA-CIB on behalf of CHS Entity, maintained by CA-CIB in any form; provided that if CA-CIB determines that the return or destruction of PHI is not feasible, CA-CIB shall inform CHS Entity in writing of the reason thereof, and shall agree to extend the protections of this Business Associate Agreement to such PHI and limit further uses and disclosures of the PHI to those purposes that make the return or destruction of the PHI not feasible for so long as CA-CIB retains the PHI.

F.	Miscellaneous.

1.	Survival. The respective rights and obligations of CA-CIB under Section C of this Business Associate Agreement shall survive the termination of this Business Associate Agreement.

2.	Amendments. This Business Associate Agreement may not be changed or modified in any manner except by an instrument in writing signed by a duly authorized officer of each of the Parties hereto. The Parties, however, agree to amend this Business Associate Agreement from time to time to the extent necessary to allow CHS Entity and CA-CIB to comply with the requirements of the HIPAA Rules.

3.	No Waiver. Failure or delay on the part of either Party to exercise any right, power, privilege or remedy hereunder shall not constitute a waiver thereof. No provision of this Business Associate Agreement may be waived by either Party except by a writing signed by an authorized representative of the Party making the waiver.

4.	Severability. The provisions of this Business Associate Agreement shall be severable, and if any provision of this Business Associate Agreement shall be held or declared to be illegal, invalid or unenforceable, the remainder of this Business Associate Agreement shall continue in full force and effect as though such illegal, invalid or unenforceable provision had not been contained herein.

5.	No Third Party Beneficiaries. Nothing in this Business Associate Agreement shall be considered or construed as conferring any right or benefit on a person not party to this Business Associate Agreement nor imposing any obligations on either Party hereto to persons not a party to this Business Associate Agreement.

6.	Headings. The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Business Associate Agreement are inserted for convenience only, do not constitute a part of this Business Associate Agreement and shall not affect in any way the meaning or interpretation of this Business Associate Agreement.

7.	Entire Agreement. This Business Associate Agreement, together with all amendments, if applicable, which are fully completed and signed by authorized persons on behalf of both Parties from time to time while this Business Associate Agreement is in effect, constitutes the entire Business Associate Agreement between the Parties hereto and together with the Facility Documents (as defined in the Loan Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous written or oral understandings, agreements, negotiations, commitments, and any other writing and communication by or between the Parties with respect to the subject matter hereof.

8.	Interpretation. Any ambiguity in this Business Associate Agreement shall be resolved in favor of a meaning that permits CHS Entity to comply with the HIPAA Rules. The provisions of this Business Associate Agreement shall prevail over the provisions of any other Business Associate Agreement that exists between the Parties that may conflict with, or appear inconsistent with, any provision of this Business Associate Agreement or the HIPAA Rules.

9.	Regulatory References. A citation in this Business Associate Agreement to the Code of Federal Regulations shall mean the cited section as that section may be amended from time to time.

Agreed to:

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:

            (Authorized Signature)

Name:

Title:

Date:

By:

            (Authorized Signature)

Name:

Title:

Date:

Signature Page to Business Associate Agreement

(Administrative Agent)

Agreed to:

CHS Receivables Funding, LLC

By:

            (Authorized Signature)

Name:

Title:

Date:

Community Health Systems Professional Service Corporation

By:

            (Authorized Signature)

Name:

Title:

Date:

Signature Page to Business Associate Agreement

(Administrative Agent)

EXHIBIT D

FORM OF MONTHLY REPORT

Previously provided.